                                                                  Execution Copy




                                CREDIT AGREEMENT

                         Dated as of September 30, 1997


                                     among


                          WABASH NATIONAL CORPORATION,
                                  as Borrower,

                       THE INSTITUTIONS FROM TIME TO TIME
                            PARTY HERETO, as Lenders

                                      and

                                 NBD BANK, N.A.
                            as Administrative  Agent

                               TABLE OF CONTENTS



                                                                                               PAGE
                                                                                               ----

ARTICLE I:  DEFINITIONS...........................................................................1
        1.1  Certain Defined Terms................................................................1

ARTICLE II:  THE CREDITS.........................................................................20
        2.1  Syndicated Loans....................................................................20
        2.2  Rate Options for Syndicated Advances................................................21
        2.3  Payments of Syndicated Loans........................................................21
                (A)  Optional Payments...........................................................21
                (B)  Mandatory Prepayments.......................................................22
        2.4  Reduction of Commitments............................................................22
        2.5  Method of Borrowing Syndicated Advances.............................................22
        2.6  Method of Selecting Types and Interest Periods for Syndicated Advances;
                Determination of Applicable Margins..............................................23
                (a)  Method of Selecting Types and Interest Periods for Advances.................23
                (b)  Determination of Applicable Margin, Applicable Letter of Credit Fee and
                        Applicable Commitment Fee................................................23
        2.7  Minimum Amount of Each Syndicated Advance...........................................25
        2.8  Method of Selecting Types and Interest Periods for Conversion and Continuation of
                 Syndicated Advances.............................................................25
                (A)  Right to Convert............................................................25
                (B)  Automatic Conversion and Continuation.......................................25
                (C)  No Conversion Post-Default or Post-Unmatured Default........................25
                (D)  Conversion/Continuation Notice..............................................26
         2.9  Swing Line Loans...................................................................26
         2.10  The Bid Rate Advances.............................................................27
         2.11  Default Rate......................................................................31
         2.12  Method of Payment.................................................................31
         2.13  Notes, Telephonic Notices ........................................................32
         2.14 Promise to Pay; Interest and Fees; Interest Payment Dates; Interest and Fee Basis;
                Loan Accounts....................................................................32
                (A)  Promise to Pay..............................................................32
                (B)  Interest Payment Dates......................................................32
                (C)  Fees........................................................................33
                (D)  Interest and Fee Basis......................................................33
                (E)  Loan Account................................................................33
                (F)  Entries Binding.............................................................33

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
        2.15  Notification of Advances, Interest Rates, Prepayments and  Aggregate
                Commitment Reductions............................................................34
        2.16  Lending Installations..............................................................34
        2.17  Non-Receipt of Funds by the Administrative Agent...................................34
        2.18  Termination Date...................................................................34
        2.19  Letter of Credit Facility..........................................................35
        2.20  Letter of Credit Participation.....................................................35
        2.21  Reimbursement Obligation...........................................................36
        2.22  Cash Collateral....................................................................36
        2.23  Letter of Credit Fees..............................................................37
        2.24  Indemnification; Exoneration.......................................................37
        2.25  Transitional Letter................................................................38
        2.26  Judgment Currency..................................................................39
        2.27  Market Disruption..................................................................39

ARTICLE III:  CHANGE IN CIRCUMSTANCES............................................................40
        3.1  Yield Protection....................................................................40
        3.2  Changes in Capital Adequacy Regulations.............................................41
        3.3  Availability of Types of Advances...................................................41
        3.4  Funding Indemnification.............................................................42
        3.5  Taxes...............................................................................42
        3.6  Mitigation; Lender Statements; Survival of Indemnity................................43

ARTICLE IV:  CONDITIONS PRECEDENT................................................................44
        4.1  Initial and Letters of Credit.......................................................44
        4.2  Each Loan and Letter of Credit......................................................44

ARTICLE V:  REPRESENTATIONS AND WARRANTIES.......................................................44
        5.1.  Corporate Existence and Standing...................................................44
        5.2.  Authorization and Validity.........................................................45
        5.3.  No Conflict; Government Consent....................................................45
        5.4.  Financial Statements...............................................................45
        5.5.  Material Adverse Change............................................................45
        5.6.  Taxes..............................................................................46
        5.7.  Litigation and Contingent Liabilities..............................................46
        5.8.  Subsidiaries.......................................................................46
        5.9.  ERISA..............................................................................46
        5.10  Accuracy of Information............................................................47
        5.11  Securities Activities..............................................................47
        5.12  Material Agreements................................................................47
        5.13  Compliance with Laws...............................................................47
        5.14  Assets and Properties .............................................................47
        5.15  Statutory Indebtedness Restrictions................................................48


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
        5.16  Environmental Matters .............................................................48
        5.17  Foreign Employee Benefit Matters...................................................48
        5.18  Patents, Trademarks, Permits, Etc..................................................49

ARTICLE VI:  COVENANTS...........................................................................49
        6.1  Reporting...........................................................................49
                (A)  Financial Reporting.........................................................49
                (B)  Notice of Default...........................................................51
                (C)  Lawsuits....................................................................51
                (D)  ERISA Notices...............................................................51
                (E)  Other Reports...............................................................53
                (F)  Environmental Notices.......................................................53
                (G)  Other Information...........................................................53
        6.2  Affirmative Covenants...............................................................53
                (A)  Existence, Etc..............................................................53
                (B)  Powers......................................................................53
                (C)  Compliance with Laws, Etc...................................................54
                (D)  Payment of Taxes and Claims.................................................54
                (E)  Insurance...................................................................54
                (F)  Inspection of Property; Books and Records; Discussions......................54
                (G)  ERISA Compliance............................................................55
                (H)  Maintenance of Property.....................................................55
                (I)  Environmental Compliance....................................................55
                (J)  Use of Proceeds.............................................................55
                (K)  Foreign Employee Benefit Compliance.........................................55
                (L)  Maintenance of Rights.......................................................55
                (M)  Conduct of Business.........................................................56
                (N)  Subsidiary Guaranties.......................................................56
        6.3  Negative Covenants..................................................................56
                (A)  Indebtedness................................................................56
                (B)  Sales of Assets.............................................................57
                (C)  Liens.......................................................................57
                (D)  Investments.................................................................58
                (E)  Contingent Obligations......................................................59
                (F)  Acquisitions................................................................59
                (G)  Transactions with Affiliates................................................59
                (H)  Restriction on Fundamental Changes..........................................59
                (I)  Margin Regulations..........................................................60
                (J)  ERISA.......................................................................60
                (K)  Fiscal Year.................................................................60
                (L)  Prepayment of Other Indebtedness............................................60
        6.4  Financial Covenants ................................................................60
                (A)  Minimum Consolidated Tangible Net Worth ....................................60

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
                (B)  Maximum Leverage Ratio......................................................61


ARTICLE VII:  DEFAULTS...........................................................................61
        7.1  Defaults............................................................................61

ARTICLE VIII:  ACCELERATION, DEFAULTING LENDERS; WAIVERS,
        AMENDMENTS AND REMEDIES..................................................................64
        8.1  Remedies ...........................................................................64
                (a)  Termination of Commitments; Acceleration....................................64
                (b)  Rescission..................................................................64
                (c)  Enforcement.................................................................64
        8.2  Defaulting Lender...................................................................65
        8.3  Amendments..........................................................................66
        8.4  Preservation of Rights..............................................................67

ARTICLE IX:  GENERAL PROVISIONS..................................................................67
        9.1  Survival of Representations ........................................................67
        9.2  Governmental Regulation ............................................................67
        9.3  Headings............................................................................67
        9.4  Entire Agreement....................................................................68
        9.5  Several Obligations; Benefits of this Agreement.....................................68
        9.6  Expenses; Indemnification...........................................................68
                (A)  Expenses....................................................................68
                (B)  Indemnity...................................................................68
                (C)  Waiver of Certain Claims; Settlement of Claims..............................69
                (D)  Survival of Agreements......................................................69
        9.8  Numbers of Documents................................................................69
        9.9  Accounting .........................................................................70
        9.10  Severability of Provisions.........................................................70
        9.11  Nonliability of Lenders............................................................70
        9.12  CHOICE OF LAW......................................................................70
        9.13  WAIVER OF JURY TRIAL...............................................................70
        9.14  No Strict Construction.............................................................70

ARTICLE X:  THE ADMINISTRATIVE AGENT.............................................................70
        10.1  Appointment; Nature of Relationship................................................70
        10.2  Powers.............................................................................71
        10.3  General Immunity...................................................................71
        10.4  No Responsibility for Loans, Creditworthiness, Recitals, Etc.......................71
        10.5  Action on Instructions of Lenders..................................................72
        10.6  Employment of Agents and Counsel...................................................72
        10.7  Reliance on Documents; Counsel.....................................................72
        10.8  The Administrative Agent's Reimbursement and Indemnification.......................72
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
        10.9  Rights as a Lender.................................................................73
        10.10  Lender Credit Decision............................................................73
        10.11  Successor Administrative Agent....................................................73

ARTICLE XI:  SETOFF; RATABLE PAYMENTS............................................................74
        11.1  Setoff.............................................................................74
        11.2  Ratable Payments...................................................................74

ARTICLE XII:  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS..................................74
        12.1  Successors and Assigns.............................................................74
        12.2  Participations.....................................................................75
                (A)  Permitted Participants; Effect..............................................75
                (B)  Voting Rights...............................................................75
                (C)  Benefit of Setoff...........................................................75
         12.3 Assignments........................................................................75
                (A)  Permitted Assignments.......................................................75
                (B)  Effect; Effective Date......................................................76
                (C)  The Register................................................................76
         12.4  Confidentiality...................................................................77
         12.5  Dissemination of Information......................................................77

ARTICLE XIII:  NOTICES...........................................................................77
         13.1  Giving Notice.....................................................................77
         13.2  Change of Address.................................................................78

ARTICLE XIV:  COUNTERPARTS.......................................................................78



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                             EXHIBITS AND SCHEDULES

                                    EXHIBITS

EXHIBIT A         --      Commitments
                          (Definitions)

EXHIBIT B-1       --      Form of Syndicated Note
                          (Definitions)

EXHIBIT B-2       --      Form of Bid Rate Note
                          (Definitions)

EXHIBIT B-3       --      Form of Swing Line Loan Note
                          (Definitions)

EXHIBIT C         --      Form of Assignment Agreement
                          (Sections 2.19, 12.3)

EXHIBIT D         --      List of Closing Documents
                          (Section 4.1)

EXHIBIT E         --      Form of Officer's Certificate
                          (Sections 4.2, 6.1(A)(iv))

EXHIBIT F         --      Form of Compliance Certificate
                          (Sections 4.2, 6.1(A)(iv))





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                                   SCHEDULES


Schedule I             --       Eurocurrency Payment Offices (Definitions)

Schedule 1.1.1         --       Permitted Existing Contingent Obligations
                                (Definitions)

Schedule 1.1.2         --       Permitted Existing Indebtedness (Definitions)

Schedule 1.1.3         --       Permitted Existing Investments (Definitions)

Schedule 1.1.4         --       Permitted Existing Liens (Definitions)

Schedule 2.25          --       Existing Letter of Credit (Section 2.25)

Schedule 5.7           --       Litigation; Loss Contingencies (Section 5.7)

Schedule 5.8           --       Subsidiaries (Section 5.8)

Schedule 5.14          --       Assets and Properties (Section 5.14)

Schedule 5.16          --       Environmental Matters (Section  5.16)

Schedule 6.3(L)        --       Other Indebtedness (Section 6.3(L))





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



                                CREDIT AGREEMENT


         This Credit Agreement dated as of September 30, 1997 is entered into among Wabash National Corporation, a Delaware corporation, the institutions from time to time a party hereto as Lenders, whether by execution of this Agreement or an assignment and acceptance pursuant to Section 12.3, and NBD Bank, N.A., in its capacity as Administrative Agent for itself and the other Lenders. The parties hereto agree as follows:


ARTICLE I:  DEFINITIONS

         1.1 Certain Defined Terms. In addition to the terms defined in other sections of this Agreement, the following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:

         As used in this Agreement:

         "ABSOLUTE RATE AUCTION" has the meaning specified in Section
2.10(b)(i).

         "ACQUISITION" means any transaction, or any series of related transactions, by which the Borrower or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof which constitutes a going business, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership or a majority (by percentage or voting power) of the outstanding ownership interests of a limited liability company.

         "ADMINISTRATIVE AGENT" means NBD in its capacity as contractual representative for itself and the Lenders pursuant to Article X hereof and any successor Administrative Agent appointed pursuant to Article X hereof.

         "ADVANCE" means a Bid Rate Advance or a Syndicated Advance.

         "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of greater than ten percent (10%) or more of any class of voting securities (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, membership, ownership or other equity interests, by contract or otherwise. In addition, each director of the Borrower or any Subsidiary of the Borrower shall be deemed to be an Affiliate of the Borrower.

         "AGREED CURRENCIES" means Dollars, Pounds Sterling, German Marks, French Francs, Swiss Francs, Dutch Guilders, and any other currency which is freely available and convertible into Dollars in which deposits are customarily offered to banks in the London interbank market, which the Borrower requests the Administrative Agent to include as an Agreed Currency hereunder and which is acceptable to each Lender; provided that the Administrative Agent shall promptly notify each Lender of each such request and each Lender shall be deemed not to have agreed to each such request unless its consent thereto has been received by the Administrative Agent within four Business Days from the date of such notification by the Administrative Agent to such Lender.

         "AGGREGATE COMMITMENT" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof. The initial Aggregate Commitment is $125,000,000.00.

         "AGREEMENT" means this Credit Agreement, as it may be amended, restated or otherwise modified and in effect from time to time.

         "AGREEMENT ACCOUNTING PRINCIPLES" means generally accepted accounting principles as in effect as of the date of this Agreement in the United States, applied in a manner consistent with that used by the Borrower in its preparation of its audited financial statements for the year ended December 31, 1996.

         "ALTERNATE BASE RATE" means, for any day, a fluctuating interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) as shall be in effect from time to time, which rate per annum shall at all times be equal to the greatest of (a) the Prime Rate in effect on such day; and (b) the sum of one-half of one percent (0.50%) and the Federal Funds Effective Rate in effect on such day. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by NBD as its prime rate (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Administrative Agent to any of its customers) in effect at its principal office in Indianapolis, Indiana, each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. "Federal Funds Effective Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by NBD from three Federal funds brokers of recognized standing selected by the Administrative Agent. If for any reason the Administrative Agent shall have



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


determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change.

         "APPLICABLE COMMITMENT FEE" as at any date of determination, shall be the rate per annum then applicable in the determination of the amount payable under Section 2.14(C) with respect to the unused Aggregate Commitment, determined in accordance with the provisions of Section 2.6(b).

         "APPLICABLE LETTER OF CREDIT FEE" as at any date of determination, shall be the rate per annum then applicable in the determination of the amount payable under Section 2.23 with respect to Letters of Credit, determined in accordance with the provisions of Section 2.6(b).

         "APPLICABLE MARGIN" shall have the meaning ascribed to that term in
Section 2.8(b).

         "APPROXIMATE EQUIVALENT AMOUNT" of any currency with respect to any amount of Dollars shall mean the Equivalent Amount of such currency with respect to such amount of Dollars at such date, rounded up to the nearest amount of such currency as determined by the Administrative Agent from time to time.

         "ARRANGER" means First Chicago Capital Markets, Inc.

         "AUTHORIZED OFFICER" means any of the chief executive officer, chief financial officer, controller and treasurer of the Borrower, acting singly.

         "BASE RATE ADVANCE" means a Syndicated Advance which bears interest at the Alternate Base Rate.

         "BASE RATE LOAN" means a Syndicated Loan, or portion thereof, or a Swing Line Loan which bears interest at the Alternate Base Rate.

         "BENEFIT PLAN" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Borrower or any other member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.



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



         "BID RATE ADVANCE" means a borrowing consisting of simultaneous Bid Rate Loans to the Borrower from each of the Lenders whose offer to make a Bid Rate Loan as part of such borrowing has been accepted by the Borrower under the applicable auction bidding procedure described in Section 2.10.

         "BID RATE ADVANCE BORROWING NOTICE" has the meaning specified in
Section 2.10(b)(i).

         "BID RATE LOAN" means a loan by a Lender to the Borrower as part of a Bid Rate Advance resulting from the applicable auction bidding procedure described in Section 2.10.

         "BID RATE NOTE" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit B-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Bid Rate Loans made by such Lender to the Borrower.

         "BID RATE REDUCTION" has the meaning specified in Section 2.1.

         "BORROWER" means Wabash National Corporation, a Delaware corporation, and its successors and assigns.

         "BORROWING DATE" means a date on which an Advance or a Swing Line Loan is made hereunder.

         "BORROWING NOTICE" means a Syndicated Advance Borrowing Notice, a Bid Rate Advance Borrowing Notice or a Swing Line Borrowing Notice.

         "BUSINESS DAY" means (i) with respect to any borrowing, payment or rate selection of Loans bearing interest at the Eurocurrency Rate, a day (other than a Saturday or Sunday) on which banks are open for business in Indianapolis, Indiana and New York, New York and on which dealings in United States Dollars and the other Agreed Currencies are carried on in the London interbank market and (ii) for all other purposes a day (other than a Saturday or Sunday) on which banks are open for business in Indianapolis, Indiana and New York, New York.

         "CAPITALIZED LEASE" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "CASH EQUIVALENTS" means (i) marketable direct obligations issued or unconditionally guaranteed by the government of the United States; (ii) domestic and Eurocurrency certificates of deposit and time deposits, bankers' acceptances and base rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, or its branches or agencies and having capital and surplus in an aggregate amount not less than $500,000,000 (fully protected against currency fluctuations for any such deposits with a term of more than ten (10) days); (iii) shares of money market, mutual or similar funds having net assets in excess of $500,000,000 maturing or being due or payable in full not more than one hundred eighty (180) days after the Borrower's acquisition thereof and the investments of which are limited to investment grade securities (i.e., securities rated at least Baa by Moody's Investors Service, Inc. or at least BBB by Standard & Poor's Ratings Group) and (iv) commercial paper of United States banks and bank holding companies and their subsidiaries and United States finance, commercial, industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Ratings Group or P-1 (or better) by Moody's Investors Services, Inc.; provided that the maturities of such Cash Equivalents shall not exceed 365 days.

         "CHANGE" is defined in Section 3.2 hereof.

         "CHANGE OF CONTROL" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Borrower.

         "CLOSING DATE" means the date on which the initial Loans are made under this Agreement.

         "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "COMMISSION" means the Securities and Exchange Commission and any Person succeeding to the functions thereof.

         "COMMITMENT" means, for each Lender, the obligation of such Lender to make Syndicated Loans and to purchase participations in Letters of Credit not exceeding the amount set forth on Exhibit A to this Agreement opposite its name thereon under the heading "Commitment" or the signature page of the Assignment and Acceptance by which it became a Lender, as such amount may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance.

         "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit F delivered to the Administrative Agent and each Lender by the Borrower pursuant to the provisions of this Agreement and covering, among other things, its calculation of the Applicable Margin, Applicable Commitment Fee, Applicable Letter of Credit Fee, its compliance with the financial covenants contained in Section 6.4 and certain other provisions of this Agreement.



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



         "CONSOLIDATED FUNDED DEBT" means Funded Debt of the Borrower and its Subsidiaries, determined on a consolidated basis eliminating intercompany items.

         "CONSOLIDATED NET INCOME" means, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with Agreement Accounting Principles, after eliminating all offsetting debits and credits between the Borrower and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Borrower and its Subsidiaries in accordance with Agreement Accounting Principles.

         "CONSOLIDATED TANGIBLE ASSETS" means as of the date of any determination thereof, Consolidated Total Assets, but excluding therefrom goodwill, patents, patent applications, permits, trademarks, trade names, copyrights, licenses, franchises, experimental expense, organizational expense, unamortized debt discount and expense, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" in accordance with Agreement Accounting Principles.

         "CONSOLIDATED TANGIBLE NET WORTH" means as of the date of any determination thereof, the arithmetic sum of:

                 (a) the amount of the capital stock accounts (net of treasury stock, at cost) plus (or minus in the case of deficit) the surplus and retained earnings of the Borrower and its Subsidiaries,

         PLUS

                 (b) minority interests and deferred taxes of the Borrower and its Subsidiaries,

         MINUS

                 (c) the net book value, after deducting any reserves applicable thereto, of all items of the following character which are included in the assets of the Borrower and its Subsidiaries, to wit:

                          (i)     the incremental increase in an asset
                 resulting form any reappraisal, revaluation or write-up of assets (other than any revaluation or write-up of assets in accordance with Agreement Accounting Principles); and

                          (ii) goodwill, patents, patent applications, permits, trademarks, trade names, copyrights, licenses, franchises, experimental expense, organizational expense, unamortized debt discount and expense, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" acquired by the Borrower or any Subsidiary after December 1, 1996 to the extent and in the amount by which the fair market value thereof is in excess of 10% of Consolidated Total Assets as of any date of determination of Consolidated Total Assets;

         all determined in accordance with Agreement Accounting Principles.


         "CONSOLIDATED TOTAL ASSETS" means as of the date of any determination thereof, total assets of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with Agreement Accounting Principles.

         "CONSOLIDATED TOTAL CAPITALIZATION" means as of the date of any determination thereof, the sum of (a) Consolidated Funded Debt plus (b) Consolidated Tangible Net Worth.

         "CONTAMINANT" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls ("PCBS"), or any constituent of any such substance or waste, and includes but is not limited to these terms as defined in Environmental, Health or Safety Requirements of Law.

         "CONTINGENT OBLIGATION", as applied to any Person, means any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                 (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

                 (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

                 (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

                 (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Contingent Obligation, the Indebtedness or other obligations that are the subject of such Contingent Obligation shall be assumed to be direct obligations of such obligor.

         "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any equity or debt securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument, in any case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

         "CONTROLLED GROUP" means the group consisting of (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with the Borrower; and (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower, any corporation described in clause (i) above or any partnership or trade or business described in clause
(ii) above.

         "CONVERSION/CONTINUATION NOTICE" is defined in Section 2.8(D) hereof.

         "CURE LOAN" is defined in Section 8.2 hereof.

         "CUSTOMARY PERMITTED LIENS" means:

                 (i) Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

                 (ii) statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

                 (iii) Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; provided that

         (A) all such Liens do not in the aggregate materially detract from the value of assets or property of the Borrower and its Subsidiaries taken as a whole or materially impair the use thereof in the operation of their businesses taken as a whole, and (B) all Liens securing bonds to stay judgments or in connection with appeals that do not secure at any
         time an aggregate amount exceeding     $5,000,000;

         (iv) Liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of- way, utility easements, building restrictions and other similar charges or encumbrances on the use of real property which do not interfere in any material respect
         with the ordinary      conduct of the business of the Borrower or any
         Subsidiary of the Borrower;

                 (v) Liens of attachment or judgment with respect to judgments, writs or warrants of attachment, or similar process against the Borrower or any Subsidiary of the Borrower which do not constitute a Default under Section 7.1(h);

                 (vi) Liens arising from leases, subleases or licenses granted to others which do not interfere in any material respect with the business of the Borrower or any Subsidiary of the Borrower; and

                 (vii) any interest or title of the lessor in the property subject to any operating lease entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of business.

         "DEFAULT" means an event described in Article VII hereof.

         "DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

         "DOLLAR" and "$" means dollars in the lawful currency of the United States of America.

         "DOLLAR AMOUNT" of any currency at any date shall mean (i) the amount of such currency if such currency is Dollars or (ii) the Equivalent Amount of Dollars if such currency is any currency other than Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such currency on the London market at 11:00 a.m., London time, two Business Days prior to the date on which such amount is to be determined.


         "ENVIRONMENTAL, HEALTH OR SAFETY REQUIREMENTS OF LAW" means all Requirements of Law derived from or relating to federal, state and local laws or regulations relating to or addressing pollution or protection of the environment, or protection of worker health or safety, including, but not limited to, the Comprehensive Environmental Response, Compensation and

Liability Act, 42 U.S.C. Section 9601 et seq., the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq., and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., in each case including any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder, and any state or local equivalent thereof.

         "ENVIRONMENTAL LIEN" means a lien in favor of any Governmental Authority for (a) any liability under Environmental, Health or Safety Requirements of Law, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

         "ENVIRONMENTAL PROPERTY TRANSFER ACT" means any applicable requirement of law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any property or the transfer, sale or lease of any property or deed or title for any property for environmental reasons, including, but not limited to, any so-called "Industrial Site Recovery Act" or "Responsible Property Transfer Act."

         "EQUIVALENT AMOUNT" of any currency with respect to any amount of Dollars at any date shall mean the equivalent in such currency of such amount of Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such other currency at 11:00 a.m., London time, two Business Days prior to the date on which such amount is to be determined.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

         "EUROCURRENCY BASE RATE" means, with respect to any Eurocurrency Rate Advance for any specified Interest Period, or a Bid Rate Advance pursuant to an Indexed Rate Auction for an interest period designated by the Borrower, either
(i) the rate of interest per annum equal to the rate for deposits in the applicable Agreed Currency in the approximate amount of the pro rata share of the Administrative Agent of such Eurocurrency Advance with a maturity approximately equal to such Interest Period or interest period which appears on Telerate Page 3740 or Telerate Page 3750, as applicable, or, if there is more than one such rate, the average of such rates rounded to the nearest 1/100 of 1%, as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period or interest period or (ii) if no such rate of interest appears on Telerate Page 3740 or Telerate Page 3750, as applicable, for any specified Interest Period or interest period designated by the Borrower, the rate at which deposits in the applicable Agreed Currency are offered by the Administrative Agent to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period or interest period, in the approximate amount of the pro rata share of the Administrative Agent of such Eurocurrency Advance and having a maturity approximately equal to such Interest Period or interest period. The terms "Telerate Page 3740" and "Telerate Page

3750" mean the display designated as "Page 3740" and "Page 3750", as applicable, on the Associated Press-Dow Jones Telerate Service (or such other page as may replace Page 3740 or Page 3750, as applicable, on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest rate settlement rates for the relevant Agreed Currency). Any Eurocurrency Base Rate determined on the basis of the rate displayed on Telerate Page 3740 or Telerate Page 3750 in accordance with the foregoing provisions of this subparagraph shall be subject to corrections, if any, made in such rate and displayed by the Associated Press-Dow Jones Telerate Service within one hour of the time when such rate is first displayed by such service.

        "EUROCURRENCY PAYMENT OFFICE" of the Administrative Agent shall mean, for each of the Agreed Currencies, the office, branch or affiliate of the Administrative Agent, specified as the "EUROCURRENCY PAYMENT OFFICE" for such currency in Schedule I hereto or such other office, branch, affiliate or correspondent bank of the Administrative Agent, as it may from time to time specify to the Borrower and each Lender as its Eurocurrency Payment Office.

         "EUROCURRENCY RATE" means, with respect to a Eurocurrency Rate Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurocurrency Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin. The Eurocurrency Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

         "EUROCURRENCY RATE ADVANCE" means a Syndicated Advance which bears interest at the Eurocurrency Rate.

         "EUROCURRENCY RATE LOAN" means a Syndicated Loan, or portion thereof, which bears interest at the Eurocurrency Rate.

         "EXCLUDED TAXES" means, in the case of each Lender or applicable Lending Installation and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Administrative Agent is incorporated or organized or any political subdivision thereof or (ii) the jurisdiction in which the Administrative Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located or any political subdivision thereof.

         "EXISTING LETTERS OF CREDIT" is defined in Section 2.25.

         "FEDERAL FUNDS EFFECTIVE RATE" shall have the meaning assigned to that term in the definition of Alternate Base Rate above.

         "FEDERAL FUNDS FUNDING RATE" means, with respect to any Swing Line Loan bearing interest at the Federal Funds Rate, the rate per annum equal to the consensus (or if no consensus exists, the arithmetic average) of the rates at which reserves are offered by first-class banks to other first-class banks (at approximately 10:00 a.m. Indianapolis time) on such day (or if such day is not a Business Day, on the immediately preceding Business Day) on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

         "FEDERAL FUNDS RATE" means, a rate per annum equal to the Federal Funds Funding Rate plus the Applicable Margin.

         "FEDERAL FUNDS RATE LOAN" means a Swing Line Loan which bears interest at the Federal Funds Rate.

         "FOREIGN EMPLOYEE BENEFIT PLAN" means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of the Borrower, any of its Subsidiaries or any members of its Controlled Group and is not covered by ERISA pursuant to ERISA
Section 4(b)(4).

         "FOREIGN PENSION PLAN" means any employee benefit plan as described in
Section 3(3) of ERISA which (i) is maintained or contributed to for the benefit of employees of the Borrower, any of its Subsidiaries or any of its ERISA Affiliates, (ii) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA, and (iii) under applicable local law, is required to be funded through a trust or other funding vehicle.

         "FUNDED DEBT" of any Person means all Indebtedness of such Person which would, in accordance with Agreement Accounting Principles, constitute long-term Indebtedness, including, without limitation (a) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of more than one year for the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including in any event all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under Agreement Accounting Principles, and all Indebtedness of such Person outstanding under any revolving credit, line of credit, commercial extension of credit or similar agreement between such Person and a financial institution or institutional investor which is classified as long-term in accordance with Agreement Accounting Principles, (b) all Capitalized Lease Obligations of such Person, (c) all Contingent Obligations of such Person with respect to Funded Debt of others, and (d) all Indebtedness of such Person outstanding under any revolving credit, line of credit, commercial extension of credit or similar agreement between such Person and financial institution, whether or not classified as long-term or short-term Indebtedness, if, during the 365-day period immediately preceding the date of any determination of Funded Debt of such Person, there shall not have been a period of at least 30 consecutive days during which Indebtedness of such Person outstanding under such revolving credit, line of credit, commercial extension of credit or similar agreement is equal to zero, in which event there shall be included in such determination of Funded Debt an amount equal to the highest aggregate amount of all such Indebtedness outstanding during any period of 30 consecutive days selected by such Person during such preceding 365-day period.

         "GOVERNMENTAL ACTS" is defined in Section 2.24(a) hereof.


         "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "INDEBTEDNESS" means, with respect to any Person, without duplication,

                 (a) its liabilities for borrowed money, including reimbursement obligations (contingent or otherwise) with respect to letters of credit;

                 (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                 (c)      its Capitalized Lease Obligations;

                 (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                 (e) any Contingent Obligation of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under Agreement Accounting Principles. In no event shall Indebtedness include Unfunded Liabilities of any Plan of the Borrower and its Subsidiaries, which amount, as of December 31, 1996, was zero.

         "INDEMNIFIED MATTERS"  is defined in Section 9.6(B) hereof.

         "INDEMNITEES" is defined in Section 9.6(B) hereof.

         "INTEREST PERIOD" means, with respect to a Eurocurrency Rate Loan, a period of one (1), two (2), three (3) or six (6) months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter; provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "INVESTMENT" means, with respect to any Person, (i) any purchase or other acquisition by that Person of stock, partnership interest, ownership or membership interest, notes, debentures or other securities, or of a beneficial interest in stock, partnership interest, ownership or membership interest, notes, debentures or other securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business.

         "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

         "ISSUING LENDER" means NBD.

         "L/C DRAFT" means a draft drawn on the Issuing Lender pursuant to a Letter of Credit.

         "L/C INTEREST" shall have the meaning ascribed to such term in Section 2.20.

         "L/C OBLIGATIONS" means, without duplication, an amount equal to the sum of the Dollar Amounts of (i) the aggregate of the amount then available for drawing under each of the Letters of Credit, (ii) the face amount of all outstanding L/C Drafts corresponding to the Letters of Credit, which L/C Drafts have been accepted by the Issuing Lender, (iii) the aggregate outstanding amount of all Reimbursement Obligations at such time and (iv) the aggregate face amount of all Letters of Credit requested by the Borrower but not yet issued (unless the request for an unissued Letter of Credit has been denied).

         "LENDERS" means the lending institutions listed on the signature pages of this Agreement, including the Issuing Lender and the Swing Line Lender, and their respective successors and assigns.

         "LENDING INSTALLATION" means, with respect to a Lender or the Administrative Agent, any office, branch, subsidiary or affiliate of such Lender or the Administrative Agent.

         "LETTER(S) OF CREDIT" means any or all of the Existing Letters of Credit and the letters of credit to be issued by the Issuing Lender pursuant to
Section 2.19 hereof.

         "LEVERAGE RATIO" is defined in Section 6.4(C).

         "LIEN" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "LOAN" means a Syndicated Loan, A Bid Rate Loan or a Swing Line Loan.

         "LOAN ACCOUNT" is defined in Section 2.15(E) hereof.

         "LOAN DOCUMENTS" means this Agreement, the Notes, the Guaranty and all other documents, instruments and agreements executed in connection therewith or contemplated thereby, including the letter agreement regarding fees among the Administrative Agent, the Arranger and the Borrower, in each case as the same may be amended, restated or otherwise modified and in effect from time to time.

         "MARGIN STOCK" shall have the meaning ascribed to such term in Regulation U promulgated by the Board of Governors of the Federal Reserve System, as from time to time in effect.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect upon (a) the business, condition (financial or otherwise), operations, performance or Properties of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower and its Subsidiaries to perform their respective obligations under the Loan Documents, or (c) the ability of the Lenders or the Administrative Agent to enforce the Obligations in any material respect.

         "MULTIEMPLOYER PLAN" means a "Multiemployer Plan" as defined in
Section 4001(a)(3) of ERISA which is, or within the immediately preceding six
(6) years was, contributed to by either the Borrower or any member of the Controlled Group.

         "NBD" means NBD Bank, N.A. in its individual capacity.

         "NON PRO RATA LOAN" is defined in Section 8.2 hereof.

         "NOTES" means the Syndicated Notes, the Bid Rate Notes and the Swing Line Loan Note.

         "NOTICE OF ASSIGNMENT" is defined in Section 12.3(B) hereof.

         "OBLIGATIONS" means all Loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Administrative Agent, the Arranger, any Lender, the Issuing Lender, the Swing Line Lender, any Affiliate of any of the foregoing or any Indemnitee, of any kind or nature, present or future, arising under this Agreement, the Notes or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements, paralegals' fees (in each case whether or not allowed), and any other sum chargeable to the Borrower under this Agreement or any other Loan Document.

         "OTHER TAXES" is defined in Section 3.5 hereof.

         "PARTICIPANTS" is defined in Section 12.2(A) hereof.

         "PAYMENT DATE" means the first Business Day of each calendar month.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "PERMITTED ACQUISITION" means any Acquisition made by the Borrower or any of its Subsidiaries provided that: (a) as of the date of such Acquisition, no Default or Unmatured Default shall have occurred and be continuing or would result from such Acquisition or from the incurrence of any Indebtedness in connection with such Acquisition; (b) prior to the date of such Acquisition, such Acquisition shall have been approved by the board of directors and, if applicable, the shareholders of the Person whose stock or assets are being acquired in connection with such Acquisition and no claim or challenge has been asserted or threatened by any shareholder or director of such Person which could reasonably be expected to have a material adverse effect on such Acquisition or a Material Adverse Effect; and (c) as of the date of any such Acquisition, all approvals required in connection with such Acquisition shall have been obtained.

         "PERMITTED EXISTING CONTINGENT OBLIGATIONS" means the Contingent Obligations of the Borrower and its Subsidiaries identified as such on Schedule
1.1.1 to this Agreement.

         "PERMITTED EXISTING INDEBTEDNESS" means the Indebtedness of the Borrower and its Subsidiaries identified as such on Schedule 1.1.2 to this Agreement.

         "PERMITTED EXISTING INVESTMENTS" means the Investments of the Borrower and its Subsidiaries identified as such on Schedule 1.1.3 to this Agreement.

         "PERMITTED EXISTING LIENS" means the Liens on assets of the Borrower or its Subsidiaries identified as such on Schedule 1.1.4 to this Agreement.

         "PERSON" means any natural person, corporation, firm, company, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "PLAN" means an employee benefit plan defined in Section 3(3) of ERISA in respect of which the Borrower or any member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in
Section 3(5) of ERISA.

         "PRIORITY DEBT" means (i) all Indebtedness of the Borrower or any Subsidiary secured by a Lien on any property of the Borrower or any Subsidiary, excluding Indebtedness secured by Liens permitted by clauses (i), (ii) or (iii) of Section 6.3(C), and (ii) all Indebtedness of Subsidiaries, excluding Indebtedness consisting of intercompany loans from the Borrower to any Subsidiary.

         "PROPERTY" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "PRO RATA SHARE" means, with respect to any Lender, the percentage obtained by dividing (A) such Lender's Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) by (B) the Aggregate Commitment at such time.

         "PURCHASERS" is defined in Section 12.3(A) hereof.

         "RATE OPTION" means the Eurocurrency Rate or the Base Rate.

         "REGISTER" is defined in Section 12.3(C) hereof.

         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "REIMBURSEMENT OBLIGATION" is defined in Section 2.21 hereof.

         "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

         "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days after such event occurs, provided, however, that a failure to meet the minimum funding standards of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or
Section 412(d) of the Code.

         "REQUIRED LENDERS" means Lenders whose Pro Rata Shares, in the aggregate, are greater than fifty percent (50%); provided, however, that, if any of the Lenders shall have failed to fund its Pro Rata Share of any Revolving Loan requested by the Borrower which such Lenders are obligated to fund under the terms of this Agreement and any such failure has not been cured, then for so long as such failure continues, "REQUIRED LENDERS" means Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Shares of such Revolving Loans have not been so cured) whose Pro Rata Shares represent greater than fifty percent (50%) of the aggregate Pro Rata Shares of such Lenders; provided, further, however, that, if the Commitments have been terminated pursuant to the terms of this Agreement, "REQUIRED LENDERS" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of all Loans and L/C Obligations are greater than fifty percent (50%).

         "REQUIREMENTS OF LAW" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act of 1933, the Securities Exchange Act 1934, Regulations G, T, U and X promulgated by the Board of Governors of the

Federal Reserve System, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit or environmental, labor, employment, occupational safety or health law, rule or regulation, including Environmental, Health or Safety Requirements of Law.

         "RESERVE REQUIREMENT" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

         "RISK-BASED CAPITAL GUIDELINES" is defined in Section 3.2 hereof.

         "SENIOR NOTES" means $150,000,000 aggregate principal amount of the Borrower's Senior Notes, Series A through H, due 2001- 2008.

         "SINGLE EMPLOYER PLAN" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

         "SUBSIDIARY" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any company, partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a direct or indirect Subsidiary of the Borrower.

         "SWING LINE BORROWING NOTICE" is defined in Section 2.9(b).

         "SWING LINE COMMITMENT" means the obligation of the Swing Line Lender to make Swing Line Loans up to a maximum principal amount of $10,000,000 in the aggregate at any one time outstanding.

         "SWING LINE LENDER" means NBD.

         "SWING LINE LOAN" means a loan made available to the Borrower by the Swing Line Lender pursuant to Section 2.9.

         "SWING LINE LOAN NOTE" means a Note in substantially the form of Exhibit B-3 hereto duly executed by the Borrower and payable to the order of the Swing Line Lender in the amount of its Swing Line Commitment.

         "SYNDICATED ADVANCE" means a borrowing consisting of simultaneous Syndicated Loans of the same Type made to the Borrower by each of the Lenders pursuant to Section 2.1, and for, in the case of Eurocurrency Rate Advances, the same Interest Period.

         "SYNDICATED ADVANCE BORROWING NOTICE" has the meaning specified in
Section 2.6(a).

         "SYNDICATED LOAN" means a loan by a Lender to the Borrower as part of a Syndicated Advance.

         "SYNDICATED NOTE" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit B-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Syndicated Loans made by such Lender to the Borrower.

         "TANGIBLE ASSETS" means as of the date of any determination thereof, with respect to any Person, total assets of such Person in accordance with Agreement Accounting Principles, but excluding therefrom goodwill, patents, patent applications, permits, trademarks, trade names, copyrights, licenses, franchises, experimental expense, organizational expense, unamortized debt discount and expense, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" in accordance with Agreement Accounting Principles.

         "TAXES" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

         "TERMINATION DATE" means the earlier of (a) September 30, 2002 and (b) the date of termination of the Commitments pursuant to Section 2.4 or Section 8.1.

         "TERMINATION EVENT" means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Borrower or any member of the Controlled Group from a Benefit Plan during a plan year in which the Borrower or such Controlled Group member was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of twenty percent (20%) of Benefit Plan participants who are employees of the Borrower or any member of the Controlled Group; (iii) the imposition of an obligation on the Borrower or any member of the Controlled Group under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in
Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) any event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of the Borrower or any member of the Controlled Group from a Multiemployer Plan.

         "TRANSFEREE" is defined in Section 12.5 hereof.

         "TYPE" means, (a) with respect to any Syndicated Loan, its nature as a Base Rate Loan or a Eurocurrency Rate Loan, (b) with respect to any Syndicated Advance, its nature as a Base Rate Advance or a Eurocurrency Rate Advance, and
(c) with respect to any Swing Line Loan, its nature as a Base Rate Loan or a Federal Funds Rate Loan.

         "UNFUNDED LIABILITIES" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

         "UNMATURED DEFAULT" means an event which, but for the lapse of time or the giving of notice, or both, would constitute a Default.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with generally accepted accounting principles in existence as of the date hereof.


ARTICLE II:  THE CREDITS

         2.1 Syndicated Loans. Upon the satisfaction of the conditions precedent set forth in Sections 4.1 and 4.2 hereof, from and including the date of this Agreement and prior to the Termination Date, each Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to make Syndicated Loans to the Borrower from time to time, in an Agreed Currency, in a Dollar Amount not to exceed in the aggregate at any one time outstanding the amount of such Lender's Commitment; provided, however, (i) that the Aggregate Commitment shall be deemed used from time to time to the extent of
(a) the aggregate amount of the Bid Rate Loans then outstanding, and such deemed use of the Aggregate Commitment shall be applied to the Lenders ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being a "Bid Rate Reduction") and (b) the aggregate L/C Obligations then outstanding, and such deemed use of the Aggregate Commitment shall be applied to the Lenders ratably according to their respective Commitments, and (ii) that the aggregate Dollar Amount of Eurocurrency Rate Loans and L/C Obligations in Agreed Currencies other than Dollars outstanding at any time shall not exceed 50% of the Aggregate Commitment at such time. For so long as the aggregate outstanding Dollar Amount of Syndicated Advances, Bid

Rate Advances, Swing Line Loans and L/C Obligations is less than 95% of the Aggregate Commitment, the Dollar Amount of each Eurocurrency Rate Advance in an Agreed Currency other than Dollars for all purposes under this Agreement (other than Section 2.3(B)) shall be the Dollar Amount thereof as of the date such Eurocurrency Rate Advance was made, and the Dollar Amount of each undrawn Letter of Credit in an Agreed Currency other than Dollars for all purposes of this Agreement (other than Section 2.3(B)) shall be the Dollar Amount thereof as of the first Business Day in each week, as determined by the Administrative Agent. For so long as the aggregate outstanding Dollar Amount of Syndicated Advances, Bid Rate Advances, Swing Line Loans and L/C Obligations is equal to or greater than 95% of the Aggregate Commitment, the Administrative Agent shall determine the Dollar Amount of all Eurocurrency Rate Advances and L/C Obligations in Agreed Currencies other than Dollars as of the first Business Day in each week, and the availability of Loans and Letters of Credit under this Agreement shall be determined on the basis of such Dollar Amount most recently determined. Each Syndicated Advance under this Section 2.1 shall consist of Syndicated Loans made by each Lender ratably in proportion to such Lender's respective Pro Rata Share. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Syndicated Loans at any time prior to the Termination Date. The Syndicated Loans made on the Closing Date shall initially be Base Rate Loans and thereafter may be continued as Base Rate Loans or converted into Eurocurrency Rate Loans in the manner provided in Section 2.8 and subject to the other conditions and limitations therein set forth and set forth in this Article II. On the Termination Date, the outstanding principal balance of the Syndicated Loans shall be paid in full by the Borrower.

         2.2 Rate Options for Syndicated Advances. The Syndicated Advances may be Base Rate Advances or Eurocurrency Rate Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.6 and 2.8. The Borrower may select, in accordance with Sections 2.6 and 2.8, Rate Options and Interest Periods applicable to portions of the Syndicated Advances.

         2.3  Payments of Syndicated Loans.

         (A)  Optional Payments. Subject to Section 3.4 and the requirements of
Section 2.7, the Borrower may (a) following notice given to the Administrative Agent by the Borrower, by not later than 11:00 a.m. (Indianapolis time) on the date of the proposed prepayment, such notice specifying the aggregate principal amount of and the proposed date of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Base Rate Loans comprising part of the same Syndicated Advance in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid and (b) following notice given to the Administrative Agent by the Borrower by not later than 11:00 a.m. (Indianapolis time) on, if the Advance to be prepaid is a Eurocurrency Rate Advance, the fifth Business Day preceding the date of the proposed prepayment, such notice specifying the Syndicated Advance to be prepaid and the proposed date of the prepayment, and, if such notice is given, the Borrower shall, prepay the outstanding principal amounts of the Eurocurrency Rate Loans comprising a Eurocurrency Rate Advance in whole (and not in part), together with accrued interest to the date of such prepayment on the principal amount prepaid. Each partial prepayment shall be in an aggregate principal amount not less than $1,000,000 and an integral multiple of $1,000,000.

         (B) Mandatory Prepayments. If at any time and for any reason the aggregate Dollar Amount of the outstanding Loans and L/C Obligations is greater than the Aggregate Commitment, the Borrower shall immediately make a mandatory prepayment of the Obligations in an amount equal to such excess. If at the time any such mandatory prepayment is required the aggregate Dollar Amount of the outstanding Eurocurrency Rate Loans and L/C Obligations in Agreed Currencies other than Dollars exceeds 50% of the Aggregate Commitment at such time, the Borrower shall effect such prepayment in a manner that eliminates such excess.

         2.4 Reduction of Commitments. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders, in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount, upon at least five Business Days' prior written notice to the Administrative Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Commitment may not be reduced below the sum of the aggregate principal amount of the outstanding Advances and the aggregate outstanding L/C Obligations and Swing Line Loans. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

         2.5 Method of Borrowing Syndicated Advances. The Administrative Agent shall notify each Lender by 12:00 noon (Indianapolis time) of each Advance on the Borrowing Date of each Base Rate Advance, three Business Days before the Borrowing Date of each Eurocurrency Rate Advance in Dollars and four Business Days before the Borrowing Date for each Eurocurrency Rate Advance in an Agreed Currency other than Dollars and, not later than 1:00 p.m. (Indianapolis time) on each Borrowing Date, each Lender shall make available its Syndicated Loan or Loans, in funds immediately available in Indianapolis to the Administrative Agent at its address specified pursuant to Article XIII hereof, unless the Administrative Agent has notified the Lenders that such Loan is to be made available to the Borrower at the Administrative Agent's Eurocurrency Payment Office, in which case each Lender shall make available its Syndicated Loan or Loans, in funds immediately available to the Administrative Agent at its Eurocurrency Payment Office, not later than 1:00 p.m. (local time in the city of the Administrative Agent's Eurocurrency Payment Office) in the Agreed Currency designated by the Administrative Agent. The Administrative Agent will promptly make the funds so received from the Lenders available to the Borrower.

         2.6 Method of Selecting Types and Interest Periods for Syndicated Advances; Determination of Applicable Margins.

                 (a) Method of Selecting Types and Interest Periods for Advances. The Borrower shall select the Type of Syndicated Advance and, in the case of each Eurocurrency Rate Advance, the Interest Period and Agreed Currency applicable to each Syndicated Advance from time to time. The Borrower shall give the Administrative Agent irrevocable notice (a "SYNDICATED ADVANCE BORROWING NOTICE") not later than 11:00 a.m. (Indianapolis time) on the Borrowing Date of each Base Rate Advance, three Business Days before the Borrowing Date for each Eurocurrency Rate Advance in Dollars and four Business Days before the Borrowing Date for each Eurocurrency Rate Advance in an Agreed Currency other than Dollars, specifying: (i) the Borrowing Date (which shall be a Business Day) of such Advance; (ii) the aggregate amount of such Advance; (iii) the Type of Advance selected; and (iv) in the case of each Eurocurrency Rate Advance, the Interest Period and Agreed Currency applicable thereto. Each Syndicated Advance in an Agreed Currency other than Dollars must be a Eurocurrency Rate Advance. There shall be no more than six (6) Interest Periods in effect with respect to all of the Syndicated Advances at any time. Each Base Rate Advance shall bear interest from and including the date of the making of such Advance to (but not including) the date of repayment thereof at the Base Rate, changing when and as such Base Rate changes. Changes in the rate of interest on that portion of any Syndicated Advance maintained as a Base Rate Loan will take effect simultaneously with each change in the Alternate Base Rate. Each Eurocurrency Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurocurrency Rate Advance.

                 (b) Determination of Applicable Margin, Applicable Letter of Credit Fee and Applicable Commitment Fee.

                 (i) Definitions. As used in this Section 2.6(b) and in this Agreement, the following terms shall have the following meanings:


                                 "Applicable Margin", "Applicable Commitment
                          Fee" and "Applicable Letter of Credit Fee" shall mean the per annum rates constituting the Applicable Margin, Applicable Commitment Fee and Applicable Letter of Credit Fee, respectively, determined in accordance with the provisions of this Section 2.6(b), by reference to the following:

---------------------------------------------------------------------------------------
                           APPLICABLE          APPLICABLE          APPLICABLE
LEVERAGE RATIO             MARGIN              COMMITMENT FEE      LETTER OF CREDIT FEE
---------------------------------------------------------------------------------------
GREATER THAN OR EQUAL TO
0.50 TO 1                        0.55%               0.175%                 0.55%

---------------------------------------------------------------------------------------
LESS THAN 0.50 TO 1 AND
GREATER THAN OR EQUAL TO
0.40 TO 1                        0.475%               0.15%                0.475%
---------------------------------------------------------------------------------------

LESS THAN 0.40 TO 1 AND
GREATER THAN OR EQUAL TO
0.30 TO 1                        0.40%               0.125%                 0.40%

---------------------------------------------------------------------------------------

LESS THAN 0.30 TO 1 AND
GREATER THAN OR EQUAL TO
0.20 TO 1                        0.30%                0.10%                 0.30%
---------------------------------------------------------------------------------------
LESS THAN 0.20 TO 1              0.25%               0.085%                 0.25%
---------------------------------------------------------------------------------------

                       "Leverage Ratio" shall have the meaning ascribed to that
                 term in Section 6.4(A).

                 (ii) Determination of Applicable Margin, Applicable Letter of Credit Fee and Applicable Commitment Fee.

                 (A) Subject to the provisions of clause (C) below, the Applicable Margin in respect of any Loan, the Applicable Letter of Credit Fee payable under Section 2.23 and the Applicable Commitment Fee payable under Section 2.14(C) shall be determined by reference to the tables set forth in clause (i) above, as applicable, on the basis of the Leverage Ratio (calculated as provided in Section 6.4) determined by reference to the most recent financial statements delivered pursuant to Section 6.1(A)(i) or 6.1(A)(ii).

                 (B) Upon receipt of the financial statements delivered pursuant to Section 6.1(A)(i) or Section 6.1(A)(ii), as applicable, the Applicable Margin, the Applicable Letter of Credit Fee and Applicable Commitment Fee shall be adjusted, such adjustment being effective on the first (1st) Business Day after receipt of such financial statements and the Compliance Certificate to be delivered in connection therewith; provided, however, if the Borrower shall not have timely delivered such financial statements in accordance with
         Section 6.1(A)(i) or Section 6.1(A)(ii), as applicable, beginning with the date upon which such financial statements should have been delivered and continuing until such financial statements are delivered, it shall be assumed for purposes of determining the Applicable Margin, the Applicable Commitment Fee and the Applicable Letter of Credit Fee that the Leverage Ratio was greater than or equal to 0.50 to 1.

                 (C) Notwithstanding anything herein to the contrary, from the date hereof to but not including the first Business Day following receipt of the Borrower's quarterly financial statements delivered pursuant to Section 6.1(A)(i) for the quarter ended June 30, 1997, the Applicable Margin, Applicable Letter of Credit Fee and Applicable Commitment Fee shall be determined based upon an assumption that the Leverage Ratio is less than 0.50 to 1 and greater than or equal to
         0.40 to 1.

         2.7 Minimum Amount of Each Syndicated Advance. Each Eurocurrency Rate Advance shall be in the minimum amount of $5,000,000 or the Approximate Equivalent Amount of any Agreed Currency other than Dollars (and in multiples of $1,000,000 or the Approximate Equivalent Amount of any Agreed Currency other than Dollars if in excess thereof), and each Base Rate Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), provided, however, that any Base Rate Advance may be in the amount of the unused Aggregate Commitment.

         2.8 Method of Selecting Types and Interest Periods for Conversion and Continuation of Syndicated Advances.

         (A) Right to Convert. The Borrower may elect from time to time, subject to the provisions of Section 2.6, Section 2.7 and this Section 2.8, to convert all or any part of a Syndicated Advance of any Type into any other Type or Types of Syndicated Advance; provided that any conversion of any Eurocurrency Rate Advance shall be made on, and only on, the last day of the Interest Period applicable thereto.

         (B) Automatic Conversion and Continuation. Base Rate Loans shall continue as Base Rate Loans unless and until such Base Rate Loans are converted into Eurocurrency Rate Loans. Eurocurrency Rate Loans shall continue as Eurocurrency Rate Loans until the end of the then applicable Interest Period therefor, at which time such Eurocurrency Rate Loans (other than Eurocurrency Rate Loans in Agreed Currencies other than Dollars) shall be automatically converted into Base Rate Loans unless the Borrower shall have given the Administrative Agent notice in accordance with Section 2.8(D) requesting that, at the end of such Interest Period, such Eurocurrency Rate Loans continue as a Eurocurrency Rate Loan. Eurocurrency Rate Loans in an Agreed Currency other than Dollars shall automatically continue as Eurocurrency Rate Loans in the same Agreed Currency unless the Borrower notifies the Administrative Agent otherwise as provided herein.

         (C) No Conversion Post-Default or Post-Unmatured Default. Notwithstanding anything to the contrary contained in Section 2.8(A) or Section 2.8(B), no Syndicated Loan may be converted into or continued as a Eurocurrency Rate Loan (other than a Eurocurrency Rate Loan in an Agreed Currency other than Dollars) except with the consent of the Required Lenders when any Default or Unmatured Default has occurred and is continuing.

         (D) Conversion/Continuation Notice. The Borrower shall give the Administrative Agent irrevocable notice (a "CONVERSION/CONTINUATION NOTICE") of each conversion of a Base Rate Loan into a Eurocurrency Rate Loan or continuation of a Eurocurrency Rate Loan (other than a Eurocurrency Rate Loan in an Agreed Currency other than Dollars) not later than 11:00 a.m. (Indianapolis time) three Business Days or, with respect to the continuation of a Eurocurrency Rate Loan in an Agreed Currency other than Dollars, four Business Days prior to the date of the requested conversion or continuation, specifying: (1) the requested date (which shall be a Business Day) of such conversion or continuation; (2) the amount and Type of the Syndicated Loan to be converted or continued; and (3) the amounts of Eurocurrency Rate Loan(s) into which such Syndicated Loan is to be converted or continued and the duration of the Interest Periods applicable thereto. If no such notice is given with respect to a Eurocurrency Rate Loan in an Agreed Currency other than Dollars, the Interest Period applicable to the automatic continuation of such Loan shall be one month.

         2.9 Swing Line Loans. (a) Amount of Swing Line Loans. Upon the satisfaction of the conditions precedent set forth in Sections 4.1 and 4.2, from and including the date of this Agreement and prior to the Termination Date, the Swing Line Lender agrees, on the terms and conditions set forth in this Agreement, to make Swing Line Loans in Dollars to the Borrower from time to time in an amount not to exceed in the aggregate at any one time outstanding the lesser of (i) $10,000,000 or (ii) the amount by which the Aggregate Commitment exceeds the sum of the outstanding principal Dollar Amount of Syndicated Advances, Bid Rate Advances and L/C Obligations at such time. Each Swing Line Loan shall be in a minimum amount of not less than $500,000 (or such lesser amount as may be agreed to by the Swing Line Lender) or an integral multiple of $100,000 ( or such lesser amount as may be agreed to by the Swing Line Lender) in excess thereof, and all interest payable on the Swing Line Loans shall be payable to the Swing Line Lender for the account of the Swing Line Lender. In no event shall the number of Swing Line Loans outstanding at any time be greater than five (5).

                 (b) Borrowing Notice. The Borrower shall deliver to the Administrative Agent and the Swing Line Lender a notice (a "SWING LINE BORROWING NOTICE") signed by it not later than 11:00 a.m. (Indianapolis time) on the Borrowing Date of each Swing Line Loan specifying (i) the applicable Borrowing Date (which shall be a Business Day), (ii) the aggregate amount of the requested Swing Line Loan, and (iii) the Type of Swing Line Loan selected. The Swing Line Loans may be Base Rate Loans or Federal Funds Rate Loans, as the Borrower may select.

                 (c) Making of Swing Line Loans. Promptly after receipt of the Borrowing Notice under Section 2.9(b), the Administrative Agent shall notify the Swing Line Lender of the requested Swing Line Loan. Not later than 2:00 p.m. (Indianapolis time) on the applicable Borrowing Date, the Swing Line Lender shall make available its Swing Line Loan in funds immediately available in Indianapolis to the Administrative Agent at the address specified by the Administrative Agent or directly to the Borrower. If such funds are made available to the Administrative Agent, the Administrative Agent will promptly make such funds available to the Borrower.

                 (d) Repayment of Swing Line Loans. The Swing Line Loans shall be evidenced by the Swing Line Loan Note and each Swing Line Loan shall be paid in full by the Borrower on or before the fifth Business Day after the Borrowing Date for such Swing Line Loan. Outstanding Swing Line Loans may be repaid from the proceeds of Syndicated Advances, Bid Rate Advances or Swing Line Loans. Any repayment of a Swing Line Loan shall be accompanied by accrued interest thereon and, subject to Section 2.9(a), shall be in the minimum amount of $100,000 (or such lesser amount as may be agreed to by the Swing Line Lender) and in increments of $100,000 (or such lesser amount as may be agreed to by the Swing Line Lender) in excess thereof or the full amount of such Swing Line Loan. If the Borrower at any time fails to repay a Swing Line Loan on the applicable date when due, the Borrower shall be deemed to have elected to borrow a Syndicated Advance which shall be a Base Rate Advance under Section
2.1 as of such date equal in amount to the unpaid amount of such Swing Line Loan (notwithstanding the minimum amount of Base Rate Advances as provided in Section 2.7). The proceeds of any such Advance shall be used to repay such Swing Line Loan. Unless the Administrative Agent upon the request of or with the consent of the Required Lenders shall have notified the Swing Line Lender prior to such Swing Line Lender making any Swing Line Loan, that the applicable conditions precedent set forth in Article IV have not then been satisfied, each Lender's obligation to make Syndicated Loans pursuant to Section 2.1 and this
Section 2.9(d) to repay such Swing Line Loan shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including the occurrence or continuance of a Default. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.9(d), the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Administrative Agent of any amount due under this
Section 2.9(d), such Lender shall be deemed, at the option of the Administrative Agent, to have unconditionally and irrevocably purchased from the Swing Line Lender, without recourse or warranty, an undivided interest in and participation in the applicable Swing Line Loan in the amount of the Syndicated Loan such Lender was required to make pursuant to this Section 2.9(d), and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand by the Administrative Agent and ending on the date such obligation is fully satisfied.

        2.10. The Bid Rate Advances. (a) Each Lender severally agrees that, on the terms and conditions set forth in this Agreement, the Borrower may request and receive Bid Rate Advances in Dollars under this Section 2.10 from time to time on any Business Day during the period from the date hereof until the date occurring 30 days prior to the Termination Date in the manner set forth below; provided, however, that, following the making of each Bid Rate Advance, the aggregate amount of the Advances then outstanding plus the aggregate amount of the Swing Line Loans then outstanding plus the aggregate amount of the L/C Obligations then outstanding shall not exceed the Aggregate Commitment (computed without regard to any Bid Rate Reduction).

                 (b) The procedures for the solicitation and acceptance of Bid Rate Loans are set forth below:

                 (i)  The Borrower may request a Bid Rate Advance under this
         Section 2.10(b) by giving the Administrative Agent irrevocable notice, in the form attached hereto as Exhibit G (a "Bid Rate Advance Borrowing Notice"), specifying the date and aggregate amount of the proposed Bid Rate Advance, the maturity date for repayment of each Bid Rate Loan to be made as part of such Bid Rate Advance (which maturity date may not be earlier than, in the case of an Absolute Rate Auction, the date occurring seven days, and in the case of an Indexed Rate Auction, the date occurring one month after the date of the related Bid Rate Advance or later than, in the case of an Absolute Rate Auction, the earlier of the day occurring 180 days after the date of such Bid Rate Advance and the Termination Date, and in the case of an Indexed Rate Auction, the earlier of the day occurring six months after the date of such Bid Rate Advance and the Termination Date), the interest payment date or dates relating thereto, and any other terms to be applicable to such Bid Rate Advance, not later than 10:00 a.m. (Indianapolis time) (A) one Business Day prior to the date of the proposed Bid Rate Advance, if the Borrower shall specify in the Bid Rate Advance Borrowing Notice that the rates of interest to be offered by the Lenders shall be absolute rates per annum (such type of solicitation being an "Absolute Rate Auction"), and (B) five Business Days prior to the date of the proposed Bid Rate Advance, if the Borrower shall specify in the Bid Rate Advance Borrowing Notice that the rates of interest to be offered by the Lenders shall be based on the Eurocurrency Base Rate with respect to Dollars (such type of solicitation being an "Indexed Rate Auction"). The Administrative Agent shall, promptly following its receipt of a Bid Rate Advance Borrowing Notice under this Section 2.10(b), notify each Lender of such request by sending such Lender a copy of such Bid Rate Advance Borrowing Notice.

                 (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Bid Rate Loans to the Borrower as part of such proposed Bid Rate Advance at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Administrative Agent (which shall give prompt notice thereof to the Borrower), before 10:00 a.m. (Indianapolis time) (or if such Lender is the Administrative Agent, before 9:45 a.m. (Indianapolis time)) (A) on the date of such proposed Bid Rate Advance, in the case of an Absolute Rate Auction, and (B) four Business Days before the date of such proposed Bid Rate Advance, in the case of an Indexed Rate Auction of the minimum amount and maximum amount of each Bid Rate Loan which such Lender would be willing to make as part of such proposed Bid Rate Advance (which amounts may, subject to the proviso to the first sentence of Section 2.10(a), exceed such Lender's Commitment), the rate or rates of interest, in the case of an Absolute Rate Auction, or the spread or spreads with respect to the Eurocurrency Base Rate, in the case of an Indexed Rate Auction, therefor and such Lender's Lending Installation with respect to such Bid Rate Loan.

                 (iii) The Borrower shall, in turn, before (A) 11:00 a.m. (Indianapolis time) on the date of such proposed Bid Rate Advance, in the case of an Absolute Rate Auction, and (B) 10:00 a.m. (Indianapolis time) three Business Days before the date of such proposed Bid Rate Advance, in the case of an Indexed Rate Auction for a Bid Rate Advance, either:

                          (x) cancel such Bid Rate Advance by giving the
                 Administrative Agent notice to that effect, or

                          (y) accept, subject to Section 2.10(d), one or more of the offers made by any Lender or Lenders pursuant to
                 Section 2.10(b)(ii), in its sole discretion, by giving notice to the Administrative Agent of the amount of each Bid Rate Loan (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Administrative Agent on behalf of such Lender for such Bid Rate Loan pursuant to Section 2.10(b)(ii)) to be made by each Lender as part of such Bid Rate Advance, and reject any remaining offers made by Lenders pursuant to Section 2.10(b)(ii) by giving the Administrative Agent notice to that effect.

                 (iv) If the Borrower notifies the Administrative Agent that such Bid Rate Advance is canceled pursuant to Section 2.10(b)(iii)(x), the Administrative Agent shall give prompt notice thereof to the Lenders and such Bid Rate Advance shall not be made.

              (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to Section 2.10(b)(iii)(y), the Administrative Agent shall in turn promptly notify (A) each Lender that has made an offer as described in Section 2.10(b)(ii) of the date, and aggregate amount of such Bid Rate Advance and whether or not any offer or offers made by such Lender pursuant to Section 2.10(b)(ii) have been accepted by the Borrower and (B) each Lender that is to make a Bid Rate Loan as part of such Bid Rate Advance, of the amount of each Bid Rate Loan to be made by such Lender as part of such Bid Rate Advance. Each Lender that is to make a Bid Rate Loan as part of such Bid Rate Advance shall, not later than 1:00 p.m. (Indianapolis time) on the date of such Bid Rate Advance specified in the notice received from the Administrative Agent pursuant to clause (A) of the preceding sentence, make available for the account of its Lending Installation to the Administrative Agent at the relevant Payment Office such Lender's portion of such Bid Rate Advance, in same day funds. Upon fulfillment of the applicable conditions set forth in Article IV and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address. Promptly after each Bid Rate Advance the Administrative Agent will notify each Lender of the amount of such Bid Rate Advance, the consequent Bid Rate Reduction and the dates upon which such Bid Rate Reduction commenced and will terminate.

                 (c) Each Bid Rate Advance shall be in an aggregate amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and, following the making of each Bid Rate Advance, the Borrower shall be in compliance with the limitation set forth in the proviso to the first sentence of Section 2.10(a).

                 (d) Each acceptance by the Borrower pursuant to Section 2.10(b)(iii)(y) of the offers made in response to a Bid Rate Advance Borrowing Notice shall be treated as an acceptance of such offers in ascending order of the rates or margins, as applicable, at which the same were made but if, as a result thereof, two or more offers at the same such rate or margin would be partially accepted, then the amounts of the Bid Rate Loans in respect of which such offers are accepted shall be treated as being the amounts which bear the same proportion to one another as the respective amounts of the Bid Rate Loans so offered bear to one another but, in each case, rounded as the Administrative Agent may consider necessary to ensure that the amount of each such Bid Rate Loan is $100,000 or an integral multiple thereof.

                 (e)  Within the limits and on the conditions set forth in this
Section 2.10, the Borrower may from time to time borrow under this Section 2.10, repay pursuant to Section 2.10(f), and reborrow under this Section 2.10.

                 (f) The Borrower shall repay to the Administrative Agent for the account of each Lender which has made a Bid Rate Loan to it, on the maturity date of such Bid Rate Loan (such maturity date being that specified by the Borrower for repayment of such Bid Rate Loan in the related Bid Rate Advance Borrowing Notice), or, if earlier, the acceleration of the Obligations pursuant to Section 8.1, the then unpaid principal amount of such Bid Rate Loan. The Borrower shall have no right to prepay any principal amount of any Bid Rate Loan unless, and then only on the terms, specified by the Borrower for such Bid Rate Loan in the related Bid Rate Advance Borrowing Notice, and subject to Section 3.4.

                 (g) The Borrower shall pay interest on the unpaid principal amount of each Bid Rate Loan made to it, from the date of such Bid Rate Loan to the date the principal amount of such Bid Rate Loan is repaid in full, at the rate of interest for such Bid Rate Loan specified by the Lender making such Bid Rate Loan in the related notice submitted by such Lender pursuant to Section 2.10(b)(ii), payable on the interest payment date or dates specified by the Borrower for such Bid Rate Loan in the related Bid Rate Advance Borrowing Notice and on any date on which such Bid Rate Loan is prepaid, whether by acceleration or otherwise. In the event the term of any Bid Rate Loan shall be longer than three months, interest thereon shall be payable not less frequently than once each three-month period during such term.

         2.11 Default Rate. After the occurrence and during the continuance of a Default, at the option of the Administrative Agent or at the direction of the Required Lenders, the interest rate(s) applicable to the Obligations and the letter of credit fee payable under Section 2.23 with respect to Letters of Credit shall be increased by two percent (2.0%) per annum above the interest rate or fee otherwise applicable.

         2.12 Method of Payment. All payments of principal, interest, and fees hereunder shall be made, without setoff, deduction or counterclaim, to the Administrative Agent (i) at the Administrative Agent's office in Indianapolis, Indiana in immediately available funds with respect to Advances denominated in Dollars and (ii) in the Administrative Agent's Eurocurrency Payment Office in immediately available funds with respect to any Advance denominated in an Agreed Currency other than Dollars, in each case, or at any other Lending Installation of the Administrative Agent specified in writing (by 9:00 a.m. (Indianapolis time) on the day before the date when due) by the Administrative Agent to the Borrower, by 2:00 p.m. local time in Indianapolis with respect to Advances denominated in Dollars and 2:00 p.m. local time in the Administrative Agent's Eurocurrency Payment Office with respect to Advances denominated in an Agreed Currency other than Dollars on the date when due and shall be made ratably among the Lenders (unless such amount is not to be shared ratably in accordance with the terms hereof). Each Advance shall be repaid or prepaid in the currency in which it was made in the amount borrowed and interest payable thereon shall be paid in such currency. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds which the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Borrower authorizes the Administrative Agent to charge any account of the Borrower maintained with NBD for each payment of principal, interest and fees as it becomes due hereunder. Notwithstanding the foregoing provisions of this Section, if, after the making of any Advance in any currency other than Dollars, currency control or exchange regulations are imposed in the country which issues such currency with the result that different types of such currency (the "New Currency") are introduced and the type of currency in which the Advance was made (the "Original Currency") no longer exists or the Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by the Borrower hereunder or under the Notes in such currency shall be made in such amount and such type of the New Currency or Dollars as shall be equivalent to the amount of such payment otherwise due hereunder or under the Notes in the Original Currency, it being the intention of the parties hereto that the Borrower take all risks of the imposition of any such currency control or exchange regulations. In addition, notwithstanding the foregoing provisions of this Section, if, after the making of any Advance in any currency other than Dollars, the Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in the type of currency in which such Advance was made because of the imposition of any such currency control or exchange regulation, then such Advance shall instead be repaid when due in Dollars in a principal amount equal to the Dollar Amount (as of the date of repayment) of such Advance.

         2.13 Notes, Telephonic Notices. Each Lender is authorized to record the principal amount of each of its Loans and each repayment with respect to its Loans on the schedule attached to its respective Notes; provided, however, that the failure to so record shall not affect the Borrower's obligations under any such Note. The Borrower authorizes the Lenders and the Administrative Agent to extend Syndicated Advances, effect selections of Types of Syndicated Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, signed by an Authorized Officer, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, (i) the telephonic notice shall govern absent manifest error and (ii) the Administrative Agent or the Lender, as applicable, shall promptly notify the Authorizing Officer who provided such confirmation of such difference.

         2.14 Promise to Pay; Interest and Fees; Interest Payment Dates; Interest and Fee Basis; Loan Accounts.

         (A) Promise to Pay. The Borrower unconditionally promises to pay when due the principal amount of each Loan made to it and all other Obligations incurred by it, and to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the Notes.

         (B) Interest Payment Dates. Interest accrued on each Base Rate Loan and Federal Funds Rate Loan shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which such Base Rate Loan or Federal Funds Rate Loan, as applicable, is prepaid, whether due to acceleration or otherwise, and at maturity (whether by acceleration or otherwise). Interest accrued on each Eurocurrency Rate Loan shall be payable on the last day of its applicable Interest Period, on any date on which the Eurocurrency Rate Loan is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurocurrency Rate Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest accrued on each Bid Rate Loan shall be payable as provided in Section 2.10(g). Interest accrued on the principal balance of all other Obligations shall be payable in arrears (i) upon repayment thereof in full or in part, (ii) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise) and (iii) if not theretofore paid in full, on demand, commencing on the first such day following the date such Obligation became payable pursuant to the terms of this Agreement or the other Loan Documents.

         (C) Fees. (i) The Borrower shall pay or cause the appropriate Subsidiary to pay to the Administrative Agent, for the account of the Lenders in accordance with their Pro Rata Shares, a commitment fee accruing at the rate of the Applicable Commitment Fee per annum from and after the date hereof until the Termination Date on the amount by which (A) the Aggregate Commitment in effect from time to time exceeds (B) the aggregate outstanding amount of the Syndicated Advances and L/C Obligations from time to time. All such commitment fees payable under this clause (C) shall be payable quarterly in arrears on the first Business Day of each calendar quarter occurring after the date hereof and, in addition, on the Termination Date. For purposes of calculating the Applicable Commitment Fee hereunder, the principal amount of each Syndicated Advance made in a currency other than Dollars shall be the Dollar Amount of such Syndicated Advance as determined under clause (ii) of the definition of "Dollar Amount" on the date such Syndicated Advance was made.

         (ii) The Borrower agrees to pay to the Administrative Agent the fees set forth in the letter agreement among the Borrower, the Administrative Agent and the Arranger dated July 29, 1997.

         (D) Interest and Fee Basis. Interest on Eurocurrency Rate Loans and Bid Rate Loans and all fees shall be calculated for actual days elapsed on the basis of a 360-day year, except that in the case of Eurocurrency Rate Loans denominated in French Francs or any other Agreed Currency for which customary practice so requires, interest shall be calculated for actual days elapsed on the basis of a 365-day year or, when appropriate, 366-day year. Interest on Base Rate Loans and Federal Funds Rate Loans shall be calculated for actual days elapsed on the basis of a 365-day year or, when appropriate, 366-day year. Interest shall be payable for the day an Obligation is incurred but not for the day of any payment on the amount paid if payment is received prior to 12:00 noon local time in Indianapolis with respect to Loans denominated in

Dollars and 12:00 noon local time in the Administrative Agent's Eurocurrency Payment Office with respect to Loans denominated in an Agreed Currency other than Dollars at the place of payment. If any payment of principal of or interest on a Loan or any payment of any other Obligations shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         (E) Loan Account. Each Lender shall maintain in accordance with its usual practice an account or accounts (a "LOAN ACCOUNT") evidencing the Obligations of the Borrower to such Lender owing to such Lender from time to time, including the amount of principal and interest payable and paid to such Lender from time to time hereunder and under the Notes.

         (F) Entries Binding. The entries made in the Register and each Loan Account shall be conclusive and binding for all purposes, absent manifest error, unless the Borrower objects to information contained in the Register and each Loan Account within thirty (30) days of the Borrower's receipt of such information.

         2.15 Notification of Advances, Interest Rates, Prepayments and Aggregate Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Continuation/Conversion Notice, and repayment notice received by it hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Eurocurrency Rate Loan promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.16 Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or facsimile notice to the Administrative Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

         2.17 Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or
(ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the
                                     -35-

Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

         2.18 Termination Date. This Agreement shall be effective until the Termination Date. Notwithstanding the termination of this Agreement on the Termination Date, until all of the Obligations (other than contingent indemnity and reimbursement obligations) shall have been fully and indefeasibly paid and satisfied, all financing arrangements among the Borrower and the Lenders shall have been terminated and all of the Letters of Credit shall have expired, been canceled or terminated, all of the rights and remedies under this Agreement and the other Loan Documents shall survive.

         2.19 Letter of Credit Facility. Upon receipt of duly executed applications therefor, and such other documents, instructions and agreements as the Issuing Lender may reasonably require, and subject to the provisions of
Section 2.1 and Article IV, the Issuing Lender shall issue letters of credit denominated in an Agreed Currency for the account of the Borrower (or for the account of the Borrower and any of its Subsidiaries, provided that the Borrower's obligations hereunder with respect thereto shall be several and not joint), on terms as are satisfactory to the Issuing Lender; provided, however, that no Letter of Credit will be issued for the account of Borrower by the Issuing Lender if on the date of issuance, before or after taking such Letter of Credit into account, (i) the aggregate amount of the Advances, the Swing Line Loans and the L/C Obligations at such time would exceed the Aggregate Commitment at such time or (ii) the aggregate outstanding amount of the L/C Obligations exceeds $30,000,000; and provided, further, that no Letter of Credit shall be issued which has an expiration date later than the date which is five (5) Business Days immediately preceding the Termination Date. Each Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Termination Date) unless the Issuing Lender notifies the beneficiary thereof at least 30 days prior to the then-applicable expiry date that such Letter of Credit will not be renewed.

         2.20 Letter of Credit Participation. Immediately upon the issuance of each Letter of Credit by the Issuing Lender hereunder, each Lender shall be deemed to have automatically, irrevocably and unconditionally purchased and received from the Issuing Lender an undivided interest and participation in and to such Letter of Credit, the obligations of the Borrower in respect thereof, and the liability of the Issuing Lender thereunder (collectively, an "L/C INTEREST") in an amount equal to the amount available for drawing under such Letter of Credit multiplied by such Lender's Pro Rata Share.

         The Issuing Lender will notify the Administrative Agent promptly upon presentation to it of an L/C Draft or upon any other draw under a Letter of Credit and the Administrative Agent will promptly notify each Lender. On or before the Business Day on which the Issuing Lender makes payment of each such L/C Draft or any other draw on a Letter of Credit, on demand of the Issuing Lender received by each Lender not later than 1:00 p.m. (Indianapolis time) on such Business Day, each Lender shall make payment on such Business Day to the Administrative Agent for the account of the Issuing Lender, in immediately available funds in an amount equal to such Lender's Pro Rata Share of the amount of such payment or draw.

         Upon the Administrative Agent's receipt of funds as a result of the Issuing Lender's payment on an L/C Draft or any other draw on a Letter of Credit issued by the Issuing Lender, the Administrative Agent shall promptly pay such funds to the Issuing Lender. The obligation of each Lender to pay the Administrative Agent for the account of the Issuing Lender under this Section
2.20 shall be unconditional, continuing, irrevocable and absolute. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.20, the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent on behalf of the Issuing Lender receives such payment from such Lender or such obligation is otherwise fully satisfied; provided, however, that nothing contained in this sentence shall relieve such Lender of its obligation to reimburse the Administrative Agent for such amount in accordance with this
Section 2.20.

         2.21 Reimbursement Obligation. The Borrower agrees unconditionally, irrevocably and absolutely upon receipt of notice from the Administrative Agent or the Issuing Lender to pay immediately to the Administrative Agent, for the account of the Issuing Lender or the account of the Lenders, as the case may be, the amount of each advance which may be drawn under or pursuant to a Letter of Credit issued for its account or an L/C Draft related thereto (such obligation of the Borrower to reimburse the Issuing Lender or the Administrative Agent for an advance made under a Letter of Credit or L/C Draft being hereinafter referred to as a "REIMBURSEMENT OBLIGATION" with respect to such Letter of Credit or L/C Draft), each such payment to be made by the Borrower to the Administrative Agent no later than 2:00 p.m. (Indianapolis time) on the Business Day on which the Issuing Lender makes payment of each such L/C Draft or, in the case of any other draw on a Letter of Credit, 2:00 p.m. (Indianapolis time) on the date specified in a demand by the Administrative Agent, which shall be the date on which a corresponding payment is to be made by the Issuing Lender. The Issuing Lender may direct the Administrative Agent to make such demand with respect to Letters of Credit issued by the Issuing Lender. If the Borrower at any time fails to repay a Reimbursement Obligation pursuant to this Section 2.21, the Borrower shall be deemed to have elected to borrow a Syndicated Advance from the Lenders, as of the date of the payment by the Issuing Lender giving rise to the Reimbursement Obligation equal in amount to the amount of, and in the Agreed Currency of, the unpaid Reimbursement Obligation. Such Syndicated Advance shall be made as of the date of the payment giving rise to such Reimbursement Obligation, automatically, without
                                     -37-
notice and without any requirement to satisfy the conditions precedent otherwise applicable to a Syndicated Advance if the Borrower shall have failed to make such payment to the Administrative Agent for the account of the applicable Issuing Lender prior to such time. Such Syndicated Advance shall constitute a Base Rate Advance, if the Reimbursement Obligation is in Dollars, or a Eurocurrency Rate Advance in the same Agreed Currency for an Interest Period of one month, if the Reimbursement Obligation is in an Agreed Currency other than Dollars, and the proceeds of such Advance shall be used to repay such Reimbursement Obligation. If, for any reason, the Borrower fails to repay a Reimbursement Obligation on the day such Reimbursement Obligation arises and, for any reason, the Lenders are unable to make or have no obligation to make a Syndicated Advance, then such Reimbursement Obligation shall bear interest from and after such day, until paid in full, at the interest rate applicable to a Base Rate Advance.

        2.22 Cash Collateral. Notwithstanding anything to the contrary herein or in any application for a Letter of Credit, after the occurrence and during the continuance of Default, the borrower shall, upon the Administrative Agent's demand, deliver to the Administrative Agent for the benefit of the Lenders, cash, or other collateral of a type satisfactory to the Required Lenders, having a value, as determined by such Lenders, equal to the aggregate outstanding L/C Obligations of the Borrower. In addition, if the amount of L/C Obligations outstanding at any time exceeds the Aggregate Commitment, the Borrower shall deposit cash collateral with the Administrative Agent in an amount equal to the amount by which such L/C Obligations exceed the Aggregate Commitment. Any such collateral shall be held by the Administrative Agent in a separate account appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by the Administrative Agent for the benefit of the Lenders as collateral security for the Borrower's obligations in respect of this Agreement and each of the Letters of Credit and L/C Drafts. Such amounts shall be applied to reimburse the Administrative
Agent or the Issuing Lender, as applicable, for drawings or payments under or pursuant to Letters of Credit or L/C Drafts, or if no such reimbursement is required, to payment of such of the other Obligations as the Administrative Agent shall determine. If no Default shall be continuing, amounts remaining in any cash collateral account established pursuant to this Section 2.22 which are not to be applied to reimburse the Administrative Agent for amounts actually paid or to be paid by the Administrative Agent in respect of a Letter of Credit or L/C Draft shall be returned to the Borrower (after deduction of the Administrative Agent's expenses incurred in connection with such cash collateral account).

         2.23 Letter of Credit Fees. The Borrower agrees to pay (i) quarterly, in arrears, on each Payment Date to the Administrative Agent for the ratable benefit of the Lenders, except as set forth in Section 8.2, a letter of credit fee in the amount of the Applicable Letter of Credit Fee per annum on the aggregate average daily outstanding Dollar Amount available for drawing under all of the Letters of Credit and (ii) to the Administrative Agent for the benefit of the Issuing Lender, a fronting fee of 1/8 of one percent (0.125%) of the initial outstanding Dollar Amount available for drawing under each Letter of Credit (other than the Existing Letters of Credit), payable on the date of issuance of such Letter of Credit, plus all customary fees and other issuance, amendment, document examination, negotiation and presentment expenses and related charges in connection with the issuance, amendment, presentation of L/C Drafts, and the like customarily charged by the Issuing Lender with respect to standby and commercial Letters of Credit, including, without limitation, standard commissions with respect to commercial Letters of Credit, payable at the time of invoice of such amounts.

         2.24 Indemnification; Exoneration. (a) In addition to amounts payable as elsewhere provided in this Agreement, the Borrower agrees to protect, indemnify, pay and save harmless the Administrative Agent, the Issuing Lender and each Lender from and against any and all liabilities and costs which the Administrative Agent, the Issuing Lender or any Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit other than, in the case of the Issuing Lender, as a result of its Gross Negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, or (ii) the failure of the Issuing Lender of a Letter of Credit to honor a drawing under such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

         (b) As among the Borrower, the Lenders, the Issuing Lender and the Administrative Agent, the Borrower assume all risks of the acts and omissions of, or misuse of such Letter of Credit by, the beneficiary of any Letter of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit applications and Letter of Credit reimbursement agreements executed by the Borrower at the time of request for any Letter of Credit, the Issuing Lender of a Letter of Credit, the Administrative Agent and the Lenders shall not be responsible (in the absence of Gross Negligence or willful misconduct in connection therewith, as determined by the final judgment of a court of competent jurisdiction): (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or other similar form of teletransmission or otherwise; (v) for errors in interpretation of technical trade terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Administrative Agent, the Issuing Lender and the Lenders including, without limitation, any Governmental Acts. None of the above shall affect, impair, or prevent the vesting of any of the Issuing Lender's rights or powers under this Section 2.24.

         (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender under or in connection with Letters of Credit issued on behalf of the Borrower or any related certificates shall not, in the absence of Gross Negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, put the Issuing Lender, the Administrative Agent or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

         (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.24 shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.

2.25  Transitional Letter of Credit Provisions.   From and after the Closing
Date, the letters of credit described on Schedule 2.25 (the "Existing Letters of Credit") shall be deemed to constitute Letters of Credit issued pursuant to
Section 2.19 in which the Lenders participate pursuant to Section 2.20. Fees shall accrue in respect of the Existing Letters of Credit as provided in Section
2.23 beginning as of the Closing Date. Certain of the Existing Letters of Credit were issued by an affiliate of NBD, but shall be treated for all purposes under this Agreement, including, without limitation, for purposes of Section
2.20 and the purchase by each Lender of a participation interest therein, as if they had been issued by NBD as Issuing Lender.

         2.26 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due from the Borrower hereunder or under any of the Notes in the currency expressed to be payable herein or under the Notes (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent's main office in Indianapolis, Indiana on the Business Day preceding that on which the final, non-appealable judgment is given. The obligations of the Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under
Section 11.2, such Lender or the Agent, as the case may be, agrees to remit such excess to the Borrower.

         2.27 Market Disruption. Notwithstanding the satisfaction of all conditions referred to in Article II with respect to any Syndicated Advance in any currency other than Dollars, if there shall occur on or prior to the date of such Syndicated Advance any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Administrative Agent or the Required Lenders make it impracticable for the Eurocurrency Rate Loans comprising such Syndicated Advance to be denominated in the currency specified by the Borrower, then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, and such Eurocurrency Rate Loans shall not be denominated in such currency but shall be made on such Borrowing Date in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice, as Base Rate Loans, unless the Borrower notifies the Agent at least one Business Day before such date that (i) it elects not to borrow on such date or (ii) it elects to borrow on such date in a different Agreed Currency, as the case may be, in which the denomination of such Eurocurrency Rate Loans would in the opinion of the Administrative Agent and the Required Lenders be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice.


ARTICLE III:  CHANGE IN CIRCUMSTANCES

         3.1 Yield Protection. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted after the date of this Agreement and having general applicability to all banks within the jurisdiction in which such Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the date of this Agreement), or any interpretation or application thereof by any Governmental Authority charged with the interpretation or application thereof, or the compliance of any Lender therewith,

                 (i) subjects any Lender (each reference in this Section 3.1 to a Lender being in its capacity as a Lender or the Issuing Lender, or both) or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding Excluded Taxes), or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Loans, its L/C Interests, the Letters of Credit or other amounts due it hereunder, provided, that this clause (i) shall not apply with respect to any Taxes to which Section 3.5 applies, or

                 (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation with respect to its Eurocurrency Rate Loans, L/C Interests or the Letters of Credit, or

                 (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining the Eurocurrency Rate Loans, the L/C Interests or the Letters of Credit or reduces any amount received by any Lender or any applicable Lending Installation in connection with Eurocurrency Rate Loans or Letters of Credit, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans or L/C Interests held or interest received by it or by reference to the Letters of Credit, by an amount deemed material by such Lender;

and the result of any of the foregoing is to increase the cost to that Lender of making, renewing or maintaining its Loans, L/C Interests or Letters of Credit or to reduce any amount received under this Agreement, then, within 15 days after receipt by the Borrower of written demand by such Lender pursuant to Section 3.6, the Borrower shall pay or cause the appropriate Subsidiary to pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans, L/C Interests, Letters of Credit and its Revolving Loan Commitment.

         3.2 Changes in Capital Adequacy Regulations. If a Lender (each reference in this Section 3.2 to a Lender being in its capacity as a Lender or the Issuing Lender, or both) determines (i) the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a "Change" (as defined below), and (ii) such increase in capital will result in an increase in the cost to such Lender of maintaining its Loans, L/C Interests, the Letters of Credit or its obligation to make Loans hereunder, then, within 15 days after receipt by the Borrower of written demand by such Lender pursuant to Section 3.6, the Borrower shall pay or cause the appropriate Subsidiary to pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans, its L/C Interests, the Letters of Credit or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "CHANGE" means (i) any change after the date of this Agreement in the "Risk-Based Capital Guidelines" (as defined below) excluding, for the avoidance of doubt, the effect of any phasing in of such Risk-Based Capital Guidelines or any other capital requirements passed prior to the date hereof, or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the
                                     -42-
date of this Agreement and having general applicability to all banks and financial institutions within the jurisdiction in which such Lender operates which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "RISK-BASED CAPITAL GUIDELINES" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3 Availability of Types of Advances. If (i) any Lender determines that maintenance of any of its Eurocurrency Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or (ii) the Required Lenders determine that (x) deposits of a type, currency and maturity appropriate to match fund Eurocurrency Rate Advances are not available or (y) the interest rate applicable to a Eurocurrency Rate Advance does not accurately reflect the cost of making or maintaining such a Eurocurrency Rate Advance, then the Administrative Agent shall suspend the availability of Eurocurrency Rate Advances of the affected Type or in the affected currency and, in the case of any occurrence set forth in clause (i), require any affected Eurocurrency Rate Advances to be repaid or, in the case of Eurocurrency Rate Loans in Dollars, at the option of the Borrower, converted to Base Rate Advances.

         3.4 Funding Indemnification. If any payment of a Eurocurrency Rate Advance or Bid Rate Advance occurs on a date which is not the last day of the applicable Interest Period in the case of a Eurocurrency Advance, or the applicable maturity date in the case of a Bid Rate Advance, whether because of acceleration, prepayment, or otherwise, or a Eurocurrency Rate Advance or Bid Rate Advance is not made or continued on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower agrees to indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurocurrency Rate Advance or Bid Rate Advance, as the case may be.

         3.5. Taxes. (i) All payments by the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with
                                     -43-
applicable law and (d) the Borrower shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

         (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("OTHER TAXES").

         (iii) The Borrower hereby agrees to indemnify the Administrative Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Administrative Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Administrative Agent or such Lender makes demand therefor pursuant to Section 3.6.

         (iv) At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "NON- U.S. LENDER") agrees that it will deliver to each of the Borrower and the Administrative Agent two duly completed copies of IRS Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Administrative Agent (i) two renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and
(ii) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under
                                     -44-
this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

         3.6 Mitigation; Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurocurrency Rate Loans to reduce any liability of the Borrower to such Lender under Sections 3.1 and 3.2 or to avoid the unavailability of a Type of Advance under Section 3.3, so long as such designation is not disadvantageous to such Lender. Each Lender requiring compensation pursuant to this Article III shall use its best efforts to notify the Borrower and the Administrative Agent in writing of any Change, law, policy, rule, guideline or directive giving rise to such demand for compensation not later than ninety (90) days following the date upon which the responsible account officer of such Lender knows or should have known of such Change, law, policy, rule, guideline or directive. Any demand for compensation pursuant to this Article III shall be in writing and shall state the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5 and shall set forth in reasonable detail the calculations upon which such Lender determined such amount. Such written demand shall be rebuttably presumed correct for all purposes. Determination of amounts payable under such Sections in connection with a Eurocurrency Rate Loan shall be calculated as though each Lender funded its Eurocurrency Rate Loan through the purchase of a deposit of the type, currency and maturity corresponding to the deposit used as a reference in determining the Eurocurrency Rate applicable to such Loan, whether in fact that is the case or not. The obligations of the Borrower under Sections 3.1, 3.2,
3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.


ARTICLE IV:  CONDITIONS PRECEDENT

         4.1 Initial and Letters of Credit. The Lenders shall not be required to make the initial Loans or the Issuing Lender to issue any Letters of Credit unless the Borrower shall have furnished to the Administrative Agent, with sufficient copies (other than in the case of the Notes) for each of the Lenders, such documents as the Administrative Agent or any Lender or its counsel may have reasonably requested, including, without limitation, all of the documents reflected on the List of Closing Documents attached as Exhibit D to this Agreement.

         4.2  Each Loan and Letter of Credit.  Except as expressly provided in
Section 2.23, no Lender shall be required to make any Loan and the Issuing Lender shall not be required to issue any Letter of Credit, unless on the applicable Borrowing Date, or in the case of a Letter of Credit, the date on which the Letter of Credit is to be issued:

                 (i)  There exists no Default or Unmatured Default; and

                 (ii) The representations and warranties contained in Article V are true and correct as of such Borrowing Date, except for representations and warranties made with reference solely to an earlier date, which representations and warranties shall be true and correct as of such earlier date.

         Each Borrowing Notice with respect to each Loan or Advance and each letter of credit application with respect to a Letter of Credit shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) will have been satisfied as of the date of such Loan or Advance or the issuance of such Letter of Credit. Any Lender or the Issuing Lender may require a duly completed officer's certificate in substantially the form of Exhibit E hereto and/or a duly completed compliance certificate in substantially the form of Exhibit F hereto as a condition to making any Loan or issuing any Letter of Credit.


ARTICLE V:  REPRESENTATIONS AND WARRANTIES

        In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrower and in order to induce the Issuing Lender to issue the Letters of Credit described herein, the Borrower represents and warrants as follows to each Lender and the Administrative Agent as of the Closing Date and thereafter on each date as required by Section 4.2:

        5.1. Corporate Existence and Standing. The Borrower and each of its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except to the extent that, in the case of any Subsidiary of the Borrower, the failure to be in good standing or authorized to conduct business in any jurisdiction could not, when taken together with all similar failures by such Subsidiary and each other Subsidiary, reasonably be expected to have a Material Adverse Effect.

        5.2. Authorization and Validity. The Borrower has the corporate power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery of the Loan Documents by the Borrower and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and each Loan Document constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general principles of equity, regardless of whether the application of such principles is considered in a proceeding in equity or at law.

         5.3. No Conflict; Government Consent. Neither the execution and delivery of the Loan Documents by the Borrower, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any Subsidiary or the Borrower's or any Subsidiary's articles of incorporation or by-laws or comparable constitutive documents or the provisions of any indenture, instrument or agreement to which the Borrower or any Subsidiary is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower or any Subsidiary pursuant to the terms of any such indenture, instrument or agreement which violation, conflict or imposition could reasonably be expected to have a Material Adverse Effect. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

         5.4. Financial Statements. The December 31, 1996, consolidated financial statements of the Borrower and its Subsidiaries, previously delivered to the Lenders, were prepared in accordance with Agreement Accounting Principals in effect on the date such statements were prepared and fairly present the consolidated financial condition of the Borrower and its Subsidiaries at the date thereof and the consolidated results of their operations for the period then ended. The consolidated financial statements of the Borrower and its Subsidiaries dated as of March 31, 1997 and June 30, 1997, previously delivered to the Lenders, were prepared in accordance with Agreement Accounting Principles in effect on the dates such statements were prepared and fairly present the consolidated financial condition of the Borrower and its Subsidiaries at the respective dates thereof and the consolidated results of their operations for the three-month and six-month periods, respectively, then ended, subject to normal year-end adjustments.

         5.5. Material Adverse Change. Since June 30, 1997, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

         5.6. Taxes. All tax returns required to be filed by the Borrower or any of its Subsidiaries in any jurisdiction have, in fact, been filed, all such tax returns have been prepared in accordance with applicable laws, and all taxes, assessments, fees and other governmental charges upon the Borrower or any Subsidiary or upon any of their respective properties, income or franchises, which are shown on such returns have been paid except to the extent such tax payments are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles. For all taxable years ending on or before December 31, 1994, the United States Federal income tax liability of the Borrower and its Subsidiaries has been satisfied and either the period of limitations on assessment of additional United States
Federal income tax has expired or the Borrower or the applicable Subsidiary has entered into an agreement with the IRS closing conclusively the total tax liability for the taxable year. Neither the Borrower nor any of its Subsidiaries knows of any proposed additional tax assessment against it or any of them for which adequate provision has not been made on its or their accounts, and no controversy in respect of additional income or other taxes due or claimed to be due to any Governmental Authority is pending or to the knowledge of the Borrower or its Subsidiaries threatened the outcome of which could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

         5.7.  Litigation and Contingent Liabilities.  Except as set forth on
Schedule 5.7 hereto, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any Subsidiary of the Borrower which could reasonably be expected to have a Material Adverse Effect. Other than any liability incident to such litigation, arbitration or proceedings, to the knowledge of the Borrower's officers neither the Borrower nor any of its Subsidiaries has any material contingent liabilities not provided for or disclosed in the financial statements referred to in Section 5.4.

         5.8. Subsidiaries. As of the Closing Date, Schedule 5.8 hereto contains an accurate list of all of the Subsidiaries (except for inactive Subsidiaries with immaterial assets and liabilities) of the Borrower, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Borrower or its Subsidiaries. All of the issued and outstanding shares of capital stock of the Subsidiaries of the Borrower listed on Schedule 5.8 hereto have been duly authorized and issued and are fully paid and non-assessable and are free and clear of all Liens, except Liens permitted under Section 6.3(C).

         5.9. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $5,000,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $5,000,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, none of the Borrower or any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

         5.10 Accuracy of Information. The information, exhibits and reports furnished by or on behalf of the Borrower and any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents, including, without limitation, the Confidential Information Memorandum dated September, 1997 prepared by the Borrower, the representations and warranties of the Borrower and its Subsidiaries
                                     -48-
contained in the Loan Documents, and all certificates and documents delivered to the Administrative Agent and the Lenders pursuant to the terms thereof do not contain as of the date furnished any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         5.11 Securities Activities. Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

         5.12 Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other contractual or corporate restriction which will have or is reasonably likely to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has received notice or has knowledge that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, or (ii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, will not have or are not reasonably likely to have a Material Adverse Effect.

         5.13 Compliance with Laws. The Borrower and its Subsidiaries are in compliance with all Requirements of Law applicable to them and their respective businesses, in each case where the failure to so comply individually or in the aggregate will have or is reasonably likely to have a Material Adverse Effect.

         5.14 Assets and Properties. Except as disclosed on Schedule 5.14 hereto, the Borrower and each of its Subsidiaries has good and marketable title to all of its assets and properties (tangible and intangible, real or personal) owned by it or a valid leasehold interest in all of its leased assets (except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets), and all such assets and property are free and clear of all Liens, except Liens permitted under Section 6.3(C). Substantially all of the assets and properties owned by, leased to or used by the Borrower and/or each such Subsidiary of the Borrower are in adequate operating condition and repair, ordinary wear and tear excepted.

         5.15 Statutory Indebtedness Restrictions. Neither the Borrower, nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur indebtedness.

         5.16  Environmental Matters.  (a)  Except as disclosed on Schedule
5.16 to this Agreement

                 (i) the operations of the Borrower and its Subsidiaries comply in all material respects with Environmental, Health or Safety Requirements of Law;

                 (ii) the Borrower and its Subsidiaries have all material permits, licenses or other authorizations required under Environmental, Health or Safety Requirements of Law and are in material compliance with such permits;

                 (iii) neither the Borrower, any of its Subsidiaries nor any of their respective present property or operations, or, to the best of the Borrower's or any of its Subsidiaries' knowledge, any of their respective past property or operations, are subject to or the subject of any investigation known to the Borrower or any of its Subsidiaries, any judicial or administrative proceeding, order, judgment, decree, settlement or other agreement respecting: (A) any material violation of Environmental, Health or Safety Requirements of Law; (B) any material remedial action; or (C) any material claims or liabilities arising from the Release or threatened Release of a Contaminant into the environment;

                 (iv) there is not now, nor to the best of the Borrower's or any of its Subsidiaries' knowledge has there ever been, on or in the property of the Borrower or any of its Subsidiaries any landfill, waste pile, underground storage tanks, aboveground storage tanks, surface impoundment or hazardous waste storage facility of any kind, polychlorinated biphenyls (PCBs) used in hydraulic oils, electric transformers or other equipment, or asbestos-containing material the consequences of which, in each case or in the aggregate, could be material; and

                 (v) neither the Borrower nor any of its Subsidiaries has any material Contingent Obligation or material contingent liability in connection with any Release or threatened Release of a Contaminant into the environment.

         (b) For purposes of this Section 5.16 "material" means any noncompliance or basis for liability which could reasonably be likely to subject the Borrower to liability in excess of $5,000,000.

         5.17 Foreign Employee Benefit Matters. Each Foreign Employee Benefit Plan is in compliance in all respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plan, except for any non-compliance the consequences of which, in the aggregate, would not result in a material obligation to pay money. The aggregate of the accumulated benefit obligations under all Foreign Pension
Plans does not exceed the current fair market value of the assets held in the trusts or similar funding vehicles for such Plans or reasonable reserves have been established in accordance with prudent business practices or as required by Agreement Accounting Principles with respect to any shortfall. With respect to any Foreign Employee Benefit Plan maintained or contributed to by the Borrower or any Subsidiary or any member of its Controlled Group (other than a Foreign Pension Plan), reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Plan is maintained. There are no actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary or any ERISA Affiliate with respect to any Foreign Employee Benefit Plan.

         5.18 Patents, Trademarks, Permits, Etc. The Borrower and each of its Subsidiaries owns, is licensed or otherwise has the lawful right to use, or has all permits and other approvals of Governmental Authorities, patents, trademarks, service marks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted which are material to the financial condition, business, operations, assets and prospects of the Borrower and its Subsidiaries taken as a whole.
The use of such permits and other approvals of Governmental Authorities, patents, trademarks, service marks, trade names, copyrights, technology, know-how and processes by the Borrower or any of its Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements the existence of which do not have and could not reasonably be expected to have a Material Adverse Effect.


ARTICLE VI:  COVENANTS

         The Borrower covenants and agrees that so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than contingent indemnity and reimbursement obligations), unless the Required Lenders shall otherwise give prior written consent:

         6.1  Reporting.  the Borrower shall:

         (A) Financial Reporting. Furnish to the Administrative Agent (which will furnish copies of the following to the Lenders):


                 (i) Quarterly Reports. As soon as practicable, and in any event within sixty (60) days after the end of each of the first three fiscal quarters in each fiscal year, the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at statements of income and cash flow of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, certified by the chief financial officer or controller of the Borrower on behalf of the Borrower as fairly presenting in all material respects the consolidated and consolidating financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with Agreement Accounting Principles, subject to normal year end adjustments. Delivery within the time period specified above of copies of the Borrower's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Commission shall be deemed to satisfy the requirements of this Section 6.1(A)(i).

                 (ii) Annual Reports. As soon as practicable, and in any event within ninety (90) days after the end of each fiscal year, (a) the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income, stockholders' equity and cash flow of the Borrower and its Subsidiaries for such fiscal year and, in comparative form the corresponding figures for the previous fiscal year and (b) an audit report on the items (other than the consolidating financial statements) listed in clause (a) hereof of independent certified public accountants of recognized national standing, which audit report shall be unqualified and shall state that such financial statements fairly present in all material respects the consolidated financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with Agreement Accounting Principles and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards. Delivery within the time period specified above of the Borrower's Annual Report on Form 10-K for such fiscal year (together with the Borrower's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Securities Exchange Act of 1934) prepared in accordance with the requirements therefor and filed with the Commission shall be deemed to satisfy the foregoing requirements of this Section 6.1(A)(ii), provided that the auditors' report contained therein satisfies the requirements specified in clause (b) above. The deliveries made pursuant to this clause (ii) shall be accompanied by a certificate of such accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

         (iii) Officer's Certificate. Together with each delivery of any financial statement pursuant to clauses (i) and (ii)of this Section 6.1(A), (a) an Officer's Certificate of the Borrower, substantially in the form of Exhibit E attached hereto and made a part hereof, stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof and (b) a Compliance Certificate, substantially in the form of Exhibit F attached hereto and made a part hereof, signed by the Borrower's chief financial officer or controller, setting forth calculations which demonstrate compliance with the provisions of Section 6.4.

         (B) Notice of Default. Promptly upon any of the chief executive officer, chief operating officer, chief financial officer, treasurer or controller of the Borrower obtaining knowledge (i) of any condition or event which constitutes a Default or Unmatured Default, or becoming aware that any Lender or Administrative Agent has given any written notice with respect to a claimed Default or Unmatured Default under this Agreement, or (ii) that any Person has given any written notice to the Borrower or any Subsidiary of the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 7.1(e), deliver to the Administrative Agent and the Lenders an Officer's Certificate specifying (a) the nature and period of existence of any such claimed default, Default, Unmatured Default, condition or event, (b) the notice given or action taken by such Person in connection therewith, and (c) what action the Borrower has taken, is taking and proposes to take with respect thereto.

         (C) Lawsuits. (i) Promptly upon the Borrower obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries not previously disclosed pursuant to Section 5.7, which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in the Borrower's reasonable judgment, the Borrower or any of its Subsidiaries to liability in an amount aggregating $1,000,000 or more (exclusive of claims covered by insurance policies of the Borrower or any of its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims and exclusive of claims covered by the indemnity of a financially responsible indemnitor in favor of the Borrower or any of its Subsidiaries (unless the indemnitor has disclaimed or reserved the right to disclaim coverage thereof)), give written notice thereof to the Administrative Agent on behalf of the Lenders and provide such other information as may be reasonably available to enable each Lender and the Administrative Agent and its counsel to evaluate such matters; and (ii) in addition to the requirements set forth in clause (i) of this Section 6.1(C), upon request of the Administrative Agent or the Required Lenders, promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to clause
(i) above and provide such other information as may be reasonably available to it that would not result in loss of any attorney-client privilege by disclosure to the Lenders to enable each Lender and the Administrative Agent and its counsel to evaluate such matters.

         (D) ERISA Notices. Deliver or cause to be delivered to the Administrative Agent and the Lenders, at the Borrower's expense, the following information and notices as soon as reasonably possible, and in any event:

                 (i) (a) within ten (10) Business Days after the Borrower obtains knowledge that a Termination Event has occurred, a written statement of the chief financial officer of the Borrower describing such Termination Event and the action, if any, which the Borrower has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto and (b) within ten (10) Business Days after any member of the Controlled Group obtains knowledge that a Termination Event has occurred which could reasonably be expected to subject the Borrower to liability in excess of $1,000,000, a written statement of the chief financial officer of the Borrower describing such Termination Event and the action, if any, which the member of the Controlled Group has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

                 (ii) within ten (10) Business Days after the Borrower or any of its Subsidiaries obtains knowledge that a non- exempt prohibited transaction (as defined in ERISA and the Code) has occurred, a statement of the chief financial officer of the Borrower describing such transaction and the action which the Borrower or such Subsidiary has taken, is taking or proposes to take with respect thereto;

                 (iii) within ten (10) Business Days after the Borrower or any of its Subsidiaries receives notice of any unfavorable determination letter from the IRS regarding the qualification of a Plan under
         Section 401(a) of the Code, copies of each such letter;

                 (iv) within ten (10) Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by the Borrower or a member of the Controlled Group with respect to such request;

                 (v) within ten (10) Business Days after receipt by the Borrower or any member of the Controlled Group of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

                 (vi) within ten (10) Business Days after receipt by the Borrower or any member of the Controlled Group of a notice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of each such notice;

                 (vii) within ten (10) Business Days after the Borrower or any member of the Controlled Group fails to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment, a notification of such failure; and

                 (viii) within ten (10) Business Days after the Borrower or any member of the Controlled Group knows or has reason to know that
         (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.


For purposes of this Section 6.1(D), the Borrower, any of its Subsidiaries and any member of the Controlled Group shall be deemed to know all facts known by the Administrator of any Plan of which the Borrower or any member of the Controlled Group or such Subsidiary is the plan sponsor.

         (E) Other Reports. Deliver or cause to be delivered to the Administrative Agent and the Lenders copies of all financial statements, reports and notices, if any, sent or made available generally by the Borrower to owners of ownership, membership or other equity interests in the Borrower or filed with the Commission by the Borrower, all press releases made available generally by the Borrower or any of the Borrower's Subsidiaries to the public concerning material developments in the business of the Borrower or any such Subsidiary and all notifications received from the Commission by the Borrower or its Subsidiaries pursuant to the Securities Exchange Act and the rules promulgated thereunder.

         (F) Environmental Notices. As soon as possible and in any event within ten (10) days after receipt by the Borrower or any of its Subsidiaries, a copy of (i) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release by the Borrower, any of its Subsidiaries, or any other Person of any Contaminant into the environment, and (ii) any notice alleging any violation of any Environmental, Health or Safety Requirements of Law by the Borrower or any of its Subsidiaries if, in either case, such notice or claim relates to an event which could reasonably be expected to subject the Borrower or any of its Subsidiaries to liability in excess of $5,000,000.

         (G) Other Information. Promptly upon receiving a request therefor from the Administrative Agent, prepare and deliver to the Administrative Agent and the Lenders such other information with respect to the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries as from time to time may be reasonably requested by the Administrative Agent or the Administrative Agent.

         6.2  Affirmative Covenants.

         (A) Existence, Etc. The Borrower shall, and shall cause each of its Subsidiaries to, at all times maintain its existence and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses, except that any Subsidiary of the Borrower may merge with or liquidate into the Borrower or any other Subsidiary of the Borrower, provided that the surviving entity expressly assumes any liabilities, if any, of either of such Subsidiaries with respect to the Obligations pursuant to an assumption agreement reasonably satisfactory to the Administrative Agent and provided further that the consolidated net worth of the surviving corporation is not less than the consolidated net worth of the Subsidiary with any liability with respect to the Obligations immediately prior to such merger.

         (B) Powers. The Borrower shall, and shall cause each of its Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified and where the failure to be so qualified will have or is reasonably likely to have a Material Adverse Effect.

         (C) Compliance with Laws, Etc. The Borrower shall, and shall cause its Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, properties, assets or operations of such Person, and (b) obtain as needed all permits, licenses and franchises necessary for its operations and maintain such permits in good standing unless failure to comply or obtain could not reasonably be anticipated to have a Material Adverse Effect.

         (D) Payment of Taxes and Claims. The Borrower shall pay, and cause each of its Subsidiaries to pay, (i) all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by Section 6.3(C)) upon any of the Borrower's or such Subsidiary's property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments and governmental charges referred to in clause (i) above or claims referred to in clause (ii) above (and interest, penalties or fines relating thereto) need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with Agreement Accounting Principles shall have been made therefor; and provided further that no Default or Unmatured Default shall arise or occur with respect to this Section 6.2(D) unless unpaid taxes, assessments, governmental charges and claims (other than those being contested pursuant to the preceding proviso) exceed $1,000,000 in the aggregate.

         (E) Insurance. The Borrower shall maintain for itself and its Subsidiaries, or shall cause each of its Subsidiaries to maintain in full force and effect insurance policies and programs providing coverage that is reasonably consistent with prudent industry practice.

         (F) Inspection of Property; Books and Records; Discussions. The Borrower shall permit, and cause each of the Borrower's Subsidiaries to permit, any authorized representative(s) designated by either the Administrative Agent or any Lender to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, all upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested.
The Borrower shall keep and maintain, and cause each of the Borrower's Subsidiaries to keep and maintain, in all material respects, proper books of record and account in which entries in conformity with Agreement Accounting Principles shall be made of all dealings and transactions in relation to their respective businesses and activities. If a Default has occurred and is continuing, the Borrower, upon the Administrative Agent's request, shall turn over any such records to the Administrative Agent or its representatives.

         (G) ERISA Compliance. The Borrower shall, and shall cause each of the Borrower's U.S. Subsidiaries to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans.

         (H) Maintenance of Property. The Borrower shall cause all property used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in adequate condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 6.2(H) shall prevent the Borrower from discontinuing the operation or maintenance of any of such property if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Administrative Agent or the Lenders.

         (I) Environmental Compliance. The Borrower and its Subsidiaries shall comply with all Environmental, Health or Safety Requirements of Law, except where noncompliance will not have or is not reasonably likely to subject the Borrower and its Subsidiaries to liability, individually or in the aggregate, in excess of $5,000,000 (excluding amounts covered by indemnity claims that are not in dispute).

         (J) Use of Proceeds. The Borrower shall use the proceeds of the Loans to provide funds for the working capital needs and other general corporate purposes of the Borrower and its Subsidiaries and to repay outstanding Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Loans to purchase or carry any "Margin Stock" or to make any Acquisition, other than any Permitted Acquisition pursuant to Section 6.3(F).

         (K) Foreign Employee Benefit Compliance. The Borrower shall, and shall cause each of its Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Foreign Employee Benefit Plans to comply in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plans, except for failures to comply which, in the aggregate, would not result in liability in excess of $1,000,000.

         (L) Maintenance of Rights. The Borrower shall obtain and maintain, and shall cause each of its Subsidiaries to obtain and maintain, in full force and effect all licenses, franchises, permits other similar rights necessary for the operation of its business, except where the failure to obtain or maintain such rights does not have and could not reasonably be expected to have a Material Adverse Effect.

         (M) Conduct of Business. The Borrower will continue, and will cause each Subsidiary to continue, to engage primarily in the material lines of business which the Borrower and its Subsidiaries operate, respectively, as of the date hereof.

         (N) Subsidiary Guaranties. Promptly after the Closing Date, the Borrower will use its best efforts to obtain the consent of the holders of the Senior Notes (the "Noteholders"), on terms acceptable to the Required Lenders, to permit the Borrower's domestic Subsidiaries to execute and deliver to the Administrative Agent, for the benefit of the Lenders, guaranties of the Borrower's Obligations in a form satisfactory in form and substance to the Required Lenders. If within 90 days after the Closing Date the Borrower (i) obtains the necessary consent from the Noteholders, (ii) causes the Subsidiaries to execute and deliver satisfactory guaranties to the Administrative Agent, (iii) provides to the Administrative Agent all related documentation the Administrative Agent may reasonably request, including, without limitation, certified resolutions, incumbency certificates and legal opinions, and (iv) enters into an amendment to this Agreement that incorporates provisions with respect to such guaranties in a manner satisfactory to the Administrative Agent and the Required Lenders, then such amendment shall also provide that Section 6.4(A) will be modified pursuant to such amendment to reduce the amount in clause (i) thereof to $150,000,000 and to delete clause
(iii) thereof.

         6.3  Negative Covenants.

         (A) Indebtedness. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

                 (a)  the Obligations;

                 (b)  Permitted Existing Indebtedness;

                 (c) Indebtedness arising from intercompany loans from the Borrower to any Subsidiary;

                 (d) Indebtedness with respect to surety, appeal and performance bonds obtained by the Borrower or any of its Subsidiaries in the ordinary course of business;

                 (e) Indebtedness constituting Contingent Obligations permitted by Section 6.3(E);

                 (f) unsecured Indebtedness and other liabilities incurred in the ordinary course of business and consistent with past practice, but not incurred through the borrowing of money or the obtaining of credit (other than customary trade terms); and

                 (g) other unsecured and purchase money Indebtedness and Priority Debt;

provided that, in the case of clauses (a), and (g) above, immediately after giving effect to the creation, issuance, assumption, guarantee or incurrence of such Indebtedness, (i) if such Indebtedness is Funded Debt, the aggregate amount of all Funded Debt of the Borrower and its Subsidiaries on a consolidated basis does not exceed 60% of Consolidated Total Capitalization determined as of the end of the immediately prior fiscal quarter, and (ii) if such Indebtedness is Priority Debt, the aggregate amount of all Priority Debt outstanding at such time does not exceed 20% of Consolidated Tangible Net Worth at such time.

         (B) Sales of Assets. Neither the Borrower nor any of its Subsidiaries shall sell, assign, transfer, lease, convey or otherwise dispose of any property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

                 (i)  sales of inventory in the ordinary course of business;

                 (ii) the disposition of obsolete equipment in the ordinary course of business;

                 (iii) sales of accounts receivable for fair market value, without recourse, to (1) a bank or other financial institution or (2) any other Person in a transaction in which a bank or other financial institution then purchases such accounts receivable in a transaction or transactions relating to the sale by the Borrower or such Subsidiary to such Person of such accounts receivable;

                 (iv) sales by Wabash National Finance Corporation in the ordinary course of business of lease and other finance contract receivables and equipment subject to lease, if such transaction (a) is for not less than fair market value and (b) when combined with all other such sales during the then current fiscal year represents disposition of not greater than (I) during fiscal year 1997, 75% of Wabash National Finance Corporation's Tangible Assets as of December 31, 1996, and (II) thereafter, 50% of Wabash National Finance Corporation's Tangible Assets at the end of the immediately preceding fiscal year; and

                 (v) sales, assignments, transfers, leases, conveyances or other dispositions of other assets (but not including assets of Wabash National Finance Corporation) if such transaction (a) is for not less than fair market value, and (b) when combined with all such other sales, assignments, transfers, conveyances or other dispositions during the then current fiscal year represents the disposition of not greater than ten percent (10.0%) of the

         Borrower's Consolidated Tangible Assets (but excluding Wabash National Finance Corporation's Tangible Assets) at the end of the immediately preceding fiscal year.

         (C) Liens. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective property or assets except:

                 (i)  Permitted Existing Liens;

                 (ii)  Customary Permitted Liens;

                 (iii) purchase money Liens (including the interest of a lessor under a Capitalized Lease and Liens to which any property is subject at the time of the acquisition thereof by the Borrower or one of its Subsidiaries) securing permitted purchase money Indebtedness; provided that such Liens shall not apply to any property of the Borrower or its Subsidiaries other than that purchased or subject to such Capitalized Lease;

                 (iv)  Liens securing Priority Debt permitted by Section
         6.3(A);

                 (v) Liens arising in connection with sales of accounts, leases and other contract receivables permitted by Section 6.3(B)(iii)or (iv); and

                 (vi) Environmental Liens securing liabilities, claims, costs or damages not exceeding $5,000,000 in the aggregate.

In addition, neither the Borrower nor any or its Subsidiaries shall, after the date hereof, become a party to any agreement, note, indenture or other instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of the Administrative Agent for the benefit of itself and the Lenders as collateral for the Obligations; provided that any agreement, note, indenture or other instrument in connection with permitted purchase money Indebtedness (including Capitalized Lease Obligations) may prohibit the creation of a Lien in favor of the Administrative Agent for the benefit of itself and the Lenders on the items of property obtained with the proceeds of such permitted purchase money Indebtedness.

         (D) Investments. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly make or own any Investment except:

                 (i)  Investments in Cash Equivalents;

                 (ii)  Permitted Existing Investments;

                 (iii) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                 (iv) Investments consisting of deposit accounts maintained by the Borrower or any of its Subsidiaries in connection with their cash management systems;

                 (v) Investments with respect to Indebtedness permitted pursuant to Section 6.3(A)(c);

                 (vi)  Investments in connection with Permitted Acquisitions;
                       and

                 (vii) Investments consisting of minority interests and joint ventures and loans or advances to such entities, provided that at the time any such Investment is made the amount of all Investments under this clause (vii) (including such new Investment, and including all Permitted Existing Investments that are of the type covered by this clause (vii)) does not exceed 25% of Consolidated Tangible Net Worth at such time.

         (E) Contingent Obligations. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create or become or be liable with respect to any Contingent Obligation, except: (i) recourse obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business; (ii) Permitted Existing Contingent Obligations and any extensions, renewals or replacements thereof, provided that any such extension, renewal or replacement is not greater than the Indebtedness under, and shall be on terms no less favorable to the Borrower or such Subsidiary than the terms of, the Permitted Existing Contingent Obligation being extended, renewed or replaced; (iii) obligations, warranties, and indemnities, not relating to Indebtedness of any Person, which have been or are undertaken or made in the ordinary course of business and not for the benefit of or in favor of an Affiliate of the Borrower or such Subsidiary; (iv) Contingent Obligations of the Borrower or any of its Subsidiaries with respect to any Indebtedness permitted by this Agreement; and (v) Contingent Obligations with respect to surety, appeal and performance bonds obtained by the Borrower or any Subsidiary in the ordinary course of business.

         (F) Acquisitions. Neither the Borrower nor any of its Subsidiaries shall make any Acquisition other than a Permitted Acquisition.

         (G) Transactions with Affiliates. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Borrower which is not its Subsidiary, on terms that are less favorable to the Borrower or its Subsidiaries, as applicable, than those that might be obtained in an arm's length transaction at the time from Persons who are not such an Affiliate.

(H) Restriction on Fundamental Changes. Neither the Borrower nor any of its Subsidiaries shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Borrower's or any such Subsidiary's business or property, whether now or hereafter acquired, except transactions permitted under Sections 6.3(B) or 6.3(F) and except that any Subsidiary of the Borrower may merge with or liquidate into the Borrower or any other Subsidiary of the Borrower, provided that the surviving entity expressly assumes any liabilities, if any, of either of such Subsidiaries with respect to the Obligations pursuant to an assumption agreement reasonably satisfactory to the Administrative Agent and provided further that the consolidated net worth of the surviving corporation is not less than the consolidated net worth of the Subsidiary with any liability with respect to the Obligations immediately prior to such merger.

         (I) Margin Regulations. Neither the Borrower nor any of its Subsidiaries shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

         (J)  ERISA.  The Borrower shall not:

                  (i) engage, or permit any of its Subsidiaries to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

                 (ii) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue
         Code), with respect to any Benefit Plan, whether or not waived;

                 (iii) fail, or permit any Controlled Group member to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                 (iv) terminate, or permit any Controlled Group member to terminate, any Benefit Plan which would result in any liability of the Borrower or any Controlled Group member under Title IV of ERISA;

         (K) Fiscal Year. Neither the Borrower nor any of its consolidated Subsidiaries shall change its fiscal year for accounting or tax purposes from a period consisting of the 12-month period ending on December 31 of each calendar year.

         (L) Prepayment of Other Indebtedness. Neither the Borrower nor any of its Subsidiaries shall make any optional prepayment, redemption, repurchase or defeasance of any Funded Debt of the Borrower or any such Subsidiary, other than the Obligations and other Indebtedness described on Schedule 6.3(L) hereto.

         6.4 Financial Covenants. The Borrower shall comply with the following:

         (A) Minimum Consolidated Tangible Net Worth. The Borrower shall at all times maintain Consolidated Tangible Net Worth at an amount not less than the sum of (i) $200,000,000 plus (ii) 25% of Consolidated Net Income computed on a cumulative basis for each of the elapsed fiscal quarters ending after December 31, 2000 plus (iii) 50% of the amount of net proceeds to the Borrower of any public or private offering of equity securities of the Borrower after the date hereof (other than pursuant to the Borrower's employee stock plans); provided that notwithstanding that Consolidated Net Income for any such elapsed fiscal quarter may be a deficit figure, no reduction as a result thereof shall be made with respect to the sum to be maintained pursuant hereto.

         (B) Maximum Leverage Ratio. The Borrower shall not permit the ratio ("LEVERAGE RATIO") of Consolidated Funded Debt to Consolidated Total Capitalization at any time to exceed 0.60 to 1.

ARTICLE VII:  DEFAULTS

         7.1 Defaults. Each of the following occurrences shall constitute a Default under this Agreement:

         (a) Failure to Make Payments When Due. The Borrower shall (i) fail to pay when due any of the Obligations consisting of principal with respect to the Loans or (ii) shall fail to pay within three (3) Business Days of the date when due any of the other Obligations under this Agreement or the other Loan Documents.

         (b) Breach of Certain Covenants. The Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on the Borrower under:

                 (i) Sections 6.1(C), 6.1(D), 6.1(E), 6.1(F), 6.1(G), 6.2(B),
         6.2(C) or 6.2(F) and such failure shall continue unremedied for fifteen (15) days;

                 (ii) Section 6.1(A) or 6.1(B) and such failure shall continue unremedied for five (5) Business Days; or

                 (iii) Section 6.3 or 6.4.

         (c) Breach of Representation or Warranty. Any representation or warranty made or deemed made by the Borrower to the Administrative Agent or any Lender herein or in any of the other Loan Documents or in any statement or certificate at any time given by the Borrower pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made (or deemed made).

         (d) Other Defaults. The Borrower shall default in the performance of or compliance with any term contained in this Agreement (other than as covered by paragraphs (a), (b) or (c) of this Section 7.1), or the Borrower shall default in the performance of or compliance with any term contained in any of the other Loan Documents, and such default shall continue for thirty (30) days after the Borrower knew of such default or should have known of such default exercising reasonable diligence.

         (e) Default as to Other Indebtedness. Any of the Borrower or any of its Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Indebtedness (other than the Obligations) the outstanding principal amount of which Indebtedness is in excess of $2,000,000; or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Indebtedness, if the effect thereof is to cause an acceleration, mandatory redemption, a requirement that the Borrower or any such Subsidiary offer to purchase such Indebtedness or other required repurchase of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Borrower or any of its Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.

         (f)  Involuntary Bankruptcy; Appointment of Receiver, Etc.

                 (i) An involuntary case shall be commenced against the Borrower or any of its Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower or any of its Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law.

         (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or any of its Subsidiaries or over all or a substantial part of the property of the Borrower or any of its Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of the Borrower or any of its Subsidiaries or of all or a substantial part of the property of the Borrower or any of its Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of the Borrower or any of its Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance.

         (g) Voluntary Bankruptcy; Appointment of Receiver, Etc. The Borrower or any of its Subsidiaries shall (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, (iii) consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, (iv) make any assignment for the benefit of creditors or (v) take any corporate, partnership or comparable action to authorize any of the foregoing.

         (h) Judgments and Attachments. Any money judgment(s) (other than a money judgment covered by insurance as to which the insurance company has not disclaimed or reserved the right to disclaim coverage), writ or warrant of attachment, or similar process against any of the Borrower or any of its Subsidiaries or any of their respective assets involving in any single case or in the aggregate an amount in excess of $1,000,000 is (are) entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than fifteen (15) days prior to the date of any proposed sale thereunder.

         (i) Dissolution. Any order, judgment or decree shall be entered against the Borrower or any of its Subsidiaries decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or the Borrower or any of its Subsidiaries shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement unless the dissolving entity is a limited liability company which elects to continue its existence.

         (j) Loan Documents. At any time, for any reason, any Loan Document as a whole that materially affects the ability of the Administrative Agent or any of the Lenders to enforce the Obligations ceases to be in full force and effect or the Borrower seeks to repudiate its obligations thereunder.

         (k) Termination Event. Any Termination Event occurs which the Required Lenders believe is reasonably likely to subject the Borrower or any of its Subsidiaries to liability in excess of $1,000,000.

         (l) Waiver of Minimum Funding Standard. If the plan administrator of any Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code and any Lender believes the substantial business hardship upon which the application for the waiver is based could reasonably be expected to subject either the Borrower or any Controlled Group member to liability in excess of $1,000,000.

         (m)  Change of Control.  A Change of Control shall occur.


         (n) Environmental Matters. The Borrower or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to (i) the Release by the Borrower or any of its Subsidiaries of any Contaminant into the environment, (ii) the liability of any of the Borrower or any of its Subsidiaries arising from the Release by any other Person of any Contaminant into the environment, or (iii) any violation of any Environmental, Health or Safety Requirements of Law by the Borrower or any of its Subsidiaries, which, in any case, has or is reasonably likely to subject the Borrower or any of its Subsidiaries to liability individually or in the aggregate in excess of $5,000,000 (exclusive of liabilities with respect to which the Borrower is maintaining reserves as of the date hereof in accordance with Agreement Accounting Principles).

         A Default shall be deemed "continuing" until cured or until waived in writing in accordance with Section 8.3.


ARTICLE VIII:  ACCELERATION, DEFAULTING LENDERS; WAIVERS, AMENDMENTS AND
REMEDIES

         8.1  Remedies

         (a) Termination of Commitments; Acceleration. If any Default described in Section 7.1(f) or 7.1(g) occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation of or the Issuing Lender to issue Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent, any Lender or the Issuing Lender. If any other Default occurs, the Required Lenders may (i) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation of the Issuing Lender to issue Letters of Credit hereunder, or
(ii) declare the Obligations to be due and payable, or both, and upon any declaration under clause (ii), the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower expressly waives.

         (b) Rescission. If at any time after termination of the Lenders' obligations to make Syndicated Loans or acceleration of the maturity of the Loans, Borrower shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Defaults and Unmatured Defaults (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 8.3, then upon the written consent of the Required Lenders and written notice to the Borrower, the termination of Lenders' respective obligations to make Revolving Loans and the
                                     -66-
respective Lenders' and the Issuing Lender's obligations to participate in or issue Letters of Credit or the aforesaid acceleration and its consequences may be rescinded and annulled; but such action shall not affect any subsequent Default or Unmatured Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and the Issuing Lender to a decision which may be made at the election of the Required Lenders; they are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any termination of the aforesaid obligations of the Lenders or the Issuing Lender or any acceleration hereunder, even if the conditions set forth herein are met.

         (c) Enforcement. The Borrower acknowledges that in the event the Borrower fail to perform, observe or discharge any of its obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Administrative Agent, the Issuing Lender and the Lenders; therefore, the Borrower agrees that the Administrative Agent, the Issuing Lender and the Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         8.2 Defaulting Lender. In the event that any Lender fails to fund its Pro Rata Share of any Syndicated Advance requested or deemed requested by the Borrower which such Lender is obligated to fund under the terms of this Agreement (the funded portion of such Advance being hereinafter referred to as a "NON PRO RATA LOAN"), until the earlier of such Lender's cure of such failure and the termination of the Commitments, the proceeds of all amounts thereafter repaid to the Administrative Agent by the Borrower and otherwise required to be applied to such Lender's share of all other Obligations pursuant to the terms of this Agreement shall be advanced to the Borrower by the Administrative Agent ("CURE LOANS") on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:

                 (i) the foregoing provisions of this Section 8.2 shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to Section 2.8;

                 (ii) any such Lender shall be deemed to have cured its failure to fund its Pro Rata Share of any Syndicated Advance at such time as an amount equal to such Lender's original Pro Rata Share of the requested principal portion of such Advance is fully funded to the Borrower, whether made by such Lender itself or by operation of the terms of this Section 8.2, and whether or not the Non Pro Rata Loan with respect thereto has been repaid, converted or continued;

                 (iii) amounts advanced to the Borrower to cure, in full or in part, any such Lender's failure to fund its Pro Rata Share of any Syndicated Advance shall bear interest at the rate applicable to Syndicated Loans which are Base Rate Loans, in effect from time to time, and for all other purposes of this Agreement shall be treated as if they were Base Rate Loans;


                (iv) regardless of whether or not a Default has occurred or is continuing, and notwithstanding the instructions of the Borrower as to its desired application, all repayments of principal which, in accordance with the other terms of this Agreement, would be applied to the outstanding Base Rate Loans shall be applied first, ratably to all Base Rate Loans constituting Non Pro Rata Loans, second, ratably to Base Rate Loans other than those constituting Non Pro Rata Loans or Cure Loans and, third, ratably to Base Rate Loans constituting Cure Loans;

                 (v) for so long as and until the earlier of any such Lender's cure of the failure to fund its Pro Rata Share of any Syndicated Advance and the termination of the Commitments, the term "Required Lenders" for purposes of this Agreement shall mean Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Share of such Advance have not been so cured) whose Pro Rata Shares represent greater than fifty percent (50%) of the aggregate Pro Rata Shares of such Lenders; and

                 (vi) for so long as and until any such Lender's failure to fund its Pro Rata Share of any Syndicated Advance is cured in accordance with Section 8.2(ii), (A) such Lender shall not be entitled to any commitment fees with respect to its Commitment and (B) such Lender shall not be entitled to any letter of credit fees, which commitment fees and letter of credit fees shall accrue in favor of the Lenders which have funded their respective Pro Rata Share of such requested Advance, shall be allocated among such performing Lenders ratably based upon their relative Commitments, and shall be calculated based upon the average amount by which the Aggregate Commitment of such performing Lenders exceeds the sum of (I) the outstanding principal amount of the Syndicated Loans owing to such performing Lenders, plus (II) the outstanding Reimbursement Obligations owing to such performing Lenders, plus (III) the aggregate participation interests of such performing Lenders arising pursuant to Section 2.20 with respect to undrawn and outstanding Letters of Credit.

         8.3 Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

                 (i) Postpone or extend the Termination Date or any other date fixed for any payment of principal of, or interest on, the Loans, the Reimbursement Obligations or any fees or other amounts payable to such Lender (except with respect to a waiver of the application of the default rate of interest pursuant to Section 2.11 hereof).

                 (ii) Reduce the principal amount of any Loans or L/C Obligations, or reduce the rate or extend the time of payment of interest or fees thereon or other amounts payable hereunder.

                 (iii) Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters or amend the definitions of "Required Lenders" or "Pro Rata Share".

                 (iv) Increase the amount of the Commitment of any Lender hereunder or increase any Lender's Pro Rata Share.

                 (v) Permit the Borrower to assign its rights under this Agreement.

                 (vi)  Amend this Section 8.3.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent. No amendment of any provision of this Agreement relating to the Issuing Lender shall be effective without the written consent of the Administrative Agent and the Issuing Lender. No amendment of any provision of this Agreement relative to the Swing Line Lender shall be effective without the written consent of the Swing Line Lender. The Administrative Agent may waive payment of the fee required under Section 12.3(B) without obtaining the consent of any of the Lenders.

         8.4 Preservation of Rights. No delay or omission of the Lenders, the Issuing Lender, the Administrative Agent or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or the issuance of a Letter of Credit notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan or issuance of such Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.3, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.


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

ARTICLE IX:  GENERAL PROVISIONS

         9.1 Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

         9.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower and neither the Administrative Agent nor the Issuing Lender shall be obligated to issue any Letter of Credit for the account of the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         9.3 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         9.4 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Administrative Agent and the Lenders relating to the subject matter thereof.

         9.5 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other. The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         9.6  Expenses; Indemnification.

         (A) Expenses. The Borrower shall reimburse the Administrative Agent and the Arranger for any reasonable costs, internal charges and out-of-pocket expenses (including attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Administrative Agent or the Arranger, which attorneys and paralegals may be employees of the Administrative Agent or the Arranger) paid or incurred by either the Administrative Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Administrative Agent, the Lenders and the Issuing Lender for any costs, internal charges and out-of-pocket expenses (including attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Administrative Agent, the Lenders and the Issuing Lender, which attorneys and paralegals may be employees of Agent, the Lenders or the Issuing Lender) paid or incurred by


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

Agent, any Lender or the Issuing Lender in connection with the collection of the Obligations and enforcement of the Loan Documents.

         (B) Indemnity. Each of the Borrower further agrees to defend, protect, indemnify, and hold harmless the Administrative Agent, the Arranger, each and all of the Lenders, the Issuing Lender, the Swing Loan Lender and each of their respective Affiliates, and each of such Administrative Agent's, Arranger's, Lender's, Issuing Lender's or Affiliate's respective officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article IV) (collectively, the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, Administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of:

                 (i) this Agreement, the other Loan Documents, or any act, event or transaction related or attendant thereto, the making of the Loans, and the issuance of and participation in Letters of Credit hereunder, the management of such Loans or Letters of Credit or the use or intended use of the proceeds of the Loans or Letters of Credit hereunder; or

                 (ii) any liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or remedial action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future relating to violation of any Environmental, Health or Safety Requirements of Law arising from or in connection with the past, present or future operations of the Borrower, its Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective property of the Borrower or its Subsidiaries, the presence of asbestos-containing materials at any respective property of the Borrower or its Subsidiaries or the Release or threatened Release of any Contaminant into the environment (collectively, the "INDEMNIFIED MATTERS");

provided, however, the Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters caused solely by or resulting solely from the willful misconduct or Gross Negligence of such Indemnitee or breach of contract by such Indemnitee with respect to the Loan Documents, in each case, as determined by the final non-appealable judgment of a court of competent jurisdiction. If the undertaking to indemnify, pay and hold harmless set forth in the


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

preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

         (C) Waiver of Certain Claims; Settlement of Claims. The Borrower further agrees to assert no claim against any of the Indemnitees on any theory of liability for consequential, special, indirect, exemplary or punitive damages. No settlement shall be entered into by the Borrower or any if its Subsidiaries with respect to any claim, litigation, arbitration or other proceeding relating to or arising out of the transaction evidenced by this Agreement or the other Loan Documents (whether or not the Administrative Agent, any Lender, the Issuing Lender or any Indemnitee is a party thereto) unless such settlement releases all Indemnitees from any and all liability with respect thereto.

         (D) Survival of Agreements. The obligations and agreements of the Borrower under this Section 9.7 shall survive the termination of this Agreement.

         9.8 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

         9.9 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

         9.10 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.11 Nonliability of Lenders. The relationship among the Borrower and the Lenders, the Issuing Lender, the Swing Line Lender, and the Administrative Agent shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender nor the Issuing Lender shall have any fiduciary responsibilities to the Borrower. Neither the Administrative Agent, nor any Lender, nor the Issuing Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations.

         9.12 CHOICE OF LAW. THE LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF INDIANA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

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

         9.13 WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         9.14 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.


ARTICLE X:  THE ADMINISTRATIVE AGENT

         10.1 Appointment; Nature of Relationship. NBD is appointed by the Lenders (each reference in this Article X to a Lender being in its capacity either as a Lender or the Issuing Lender or the Swing Line Lender, or any or all of the foregoing) as the Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Administrative Agent," it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement and that the Administrative Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Administrative Agent (i) does not assume any fiduciary duties to any of the Lenders, and (ii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender waives.

         10.2 Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action hereunder or under any of the other Loan Documents except any action specifically provided by the Loan Documents required to be taken by the Administrative Agent.

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

         10.3 General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to any of the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from (i) the Gross Negligence or willful misconduct of such Person or (ii) breach of contract by such Person with respect to the Loan Documents.

         10.4 No Responsibility for Loans, Creditworthiness, Recitals, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (iii) the satisfaction of any condition specified in Article IV; (iv) the existence or possible existence of any Default or (v) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. Neither the Administrative Agent nor the Administrative Agent shall be responsible to any Lender for any recitals, statements, representations or warranties herein or in any of the other Loan Documents, for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of any guarantor of any or all of the Obligations, the Borrower or any of its Subsidiaries.

         10.5 Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (except with respect to actions that require the consent of all of the Lenders as provided in Section 8.3), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         10.6 Employment of Agents and Counsel. The Administrative Agent may execute any of their respective duties hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact, and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement among the Administrative Agent and the Lenders and all matters pertaining to such Agent's duties hereunder and under any other Loan Document.

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

         10.7 Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

         10.8 The Administrative Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Pro Rata Shares (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement or indemnification by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents, including as a result of a dispute among the Lenders or between any Lender and the Administrative Agent, and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, including as a result of a dispute among the Lenders or between any Lender and the Administrative Agent, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the Gross Negligence or willful misconduct of the Administrative Agent.

         10.9 Rights as a Lender. With respect to its Commitment, Loans made by it and the Notes issued to it and Letters of Credit issued by it as the Issuing Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as through it were not the Administrative Agent, as applicable, and the term "Lender" or "Lenders" or "Issuing Lender", as applicable, shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which such Person is not prohibited hereby from engaging with any other Person.

         10.10 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and

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

information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         10.11 Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may appoint, on behalf of the Lenders, a successor Administrative Agent. Notwithstanding anything herein to the contrary, so long as no Default has occurred and is continuing, each such successor Administrative Agent shall be subject to approval by the Borrower, which approval shall not be unreasonably withheld. Such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.


ARTICLE XI:  SETOFF; RATABLE PAYMENTS

         11.1 Setoff. In addition to, and without limitation of, any rights of the Lenders or the Issuing Lender under applicable law, if any Default occurs and is continuing, any indebtedness from any Lender or the Issuing Lender to the Borrower (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Lender or the Issuing Lender and the other Obligations, whether or not the Obligations, or any part hereof, shall then be due.

         11.2 Ratable Payments. If any Lender, whether by setoff or otherwise (other than pursuant to Article XII, has payment made to it upon its Syndicated Loans (other than payments received pursuant to Sections 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Syndicated Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Syndicated Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligation or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such

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


collateral ratably in proportion to their Syndicated Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.


ARTICLE XII:  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         12.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3 hereof. Notwithstanding clause (ii) of this Section 12.1, any Lender may at any time, without the consent of the Borrower or the Administrative Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Administrative Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with
Section 12.3 hereof in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         12.2  Participations.

         (A) Permitted Participants; Effect. Subject to the terms set forth in this Section 12.2, any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender, any L/C Interest of such Lender or any other interest of such Lender under the Loan Documents on a pro rata basis; provided that the amount of such participation shall not be for less than $5,000,000. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents except that, for purposes of Article III hereof, the Participants shall be entitled to the same rights as if they were Lenders provided however that no

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

Participant shall be entitled to receive any greater payment under Article III than the Lender would have been entitled to receive with respect to the rights participated.

         (B) Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents, other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable pursuant to the terms of this Agreement with respect to any such Loan or Commitment, or postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment.

         (C) Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 hereof in respect to its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 hereof with respect to the amount of participating interests sold to each Participant except to the extent such Participant exercises its right of set off. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1 hereof, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

         12.3  Assignments.

         (A) Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("PURCHASERS") all or a portion of its rights and obligations under this Agreement (including, without limitation, its Commitment, all Loans owing to it, all of its interests as Issuing Lender with respect to Letters of Credit, all of its participation interests in existing Letters of Credit and Swing Line Loans, and its obligation to participate in additional Letters of Credit and Swing Line Loans hereunder) in accordance with the provisions of this Section 12.3. Each assignment shall be of a constant, and not a varying, ratable percentage of all of the rights and obligations of any assigning Lender under this Agreement. Such assignment shall be substantially in the form of Exhibit C hereto and shall not be permitted hereunder unless such assignment is either for all of such Lender's rights and obligations under the Loan Documents or involves loans and commitments in an aggregate amount of at least $5,000,000. Notice to the Administrative Agent and consent of the Administrative Agent and, so long as no Default shall have occurred and be continuing, notice to and consent of the Borrower (which consents will not be unreasonably withheld) shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof.

(B) Effect; Effective Date. Upon (i) delivery to the Administrative Agent of a notice of assignment, substantially in the form attached as Appendix I to Exhibit C hereto (a "NOTICE OF ASSIGNMENT"), together with any consent required by Section 12.3(A) hereof, and (ii) except in the case of an assignment from a Lender to an Affiliate thereof or to a fund managed by the same investment manager, payment of a $3,000 fee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment, Loans and L/C Obligations under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser, if not already a Lender, shall for all purposes be a Lender party to this Agreement and any other Loan Documents executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no consent or action by any of the Borrower or the Lenders and no further consent or action by the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment, Loans and Letter of Credit participations assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3(B), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

         (C) The Register. The Administrative Agent shall maintain at its address referred to in Section 13.1 a copy of each assignment delivered to and accepted by it pursuant to this Section 12.3 and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment of and principal amount of the Loans owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an assignment under this Section 12.3. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower and each of its Subsidiaries, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         12.4 Confidentiality. Subject to Section 12.5, the Administrative Agent and the Lenders shall hold all nonpublic information obtained pursuant to the requirements of this Agreement and identified as such by the Borrower in accordance with such Person's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a prospective Transferee (as defined in Section 12.5 below) in connection with the contemplated participation or assignment or as required or requested by any Governmental Authority or representative thereof

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

or pursuant to legal process and shall require any such Transferee or prospective Transferee to agree (and require any of its Transferees to agree) to comply with this Section 12.4. In no event shall the Administrative Agent or any Lender be obligated or required to return any materials furnished by the Borrower; provided, however, each prospective Transferee shall be required to agree that if it does not become a participant or assignee it shall return all materials furnished to it by or on behalf of the Borrower in connection with this Agreement.

         12.5 Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the Borrower and its Subsidiaries and the Collateral; provided that prior to any such disclosure, such prospective Transferee shall agree to preserve in accordance with Section 12.4 the confidentiality of any confidential information described therein.


ARTICLE XIII:  NOTICES

         13.1 Giving Notice. Except as otherwise permitted by Article II with respect to Borrowing Notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Documents shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes); or, if by courier, one (1) Business Day after deposit with a reputable overnight carrier service; with all charges paid.

         13.2 Change of Address. Any of the Borrower, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.


ARTICLE XIV:  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent and the Lenders and each party as notified the Administrative Agent by telex or telephone, that it has taken such action.

                  [Remainder of This Page Intentionally Blank]

         IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.


                                  WABASH NATIONAL CORPORATION


                                  By:___________________________
                                     Name:
                                     Title:

                                     Address:
                                     1000 Sagamore Parkway South
                                     Lafayette, IN  47905
                                     Attention: Mark R. Holden, Vice President
                                         and Chief Financial Officer
                                     Telephone No.: (765) 448-1591
                                     Facsimile No.:   (765) 449-5308


                                     NBD BANK, N.A.
                                      as the Administrative Agent, the
                                      Issuing Lender, the Swing
                                      Line Lender and as a Lender


                                     By:___________________________
                                        Name:
                                        Title:

                                     Address:
                                     One Indiana Square
                                     Indianapolis, IN  46266
                                     Attention:  Leo G. Watson, Jr.
                                     Telephone No.:  (317) 266-5937
                                     Facsimile No.:  (317) 266-6042





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
                                     BANK ONE, INDIANA, N.A.


                                     By:___________________________
                                        Name:  K. Alexander Curry
                                        Title:

                                     Address:
                                     111 Monument Circle, Suite 1911
                                     Bank One Tower
                                     P.O. Box 7700
                                     Indianapolis, IN  46277-0119
                                     Attention:  K. Alexander Curry
                                     Telephone No.:  (317) 321-8230
                                     Facsimile No.:  (317) 321-8079





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
                                     THE NORTHERN TRUST COMPANY


                                     By:___________________________
                                        Name:  Candelario Martinez
                                        Title:

                                     Address:
                                     50 South LaSalle Street
                                     Chicago, IL  60675
                                     Attention:  Candelario Martinez
                                     Telephone No.:  (312) 557-2816
                                     Facsimile No.:  (312) 444-7028





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

                                     STAR BANK N.A.


                                     By:___________________________
                                        Name:  Thomas D. Gibbons
                                        Title:  Vice President

                                     Address:
                                     425 Walnut Street, 8th Floor
                                     Cincinnati, OH  45202
                                     Attention:  Thomas D. Gibbons
                                     Telephone No.:  (513) 287-8313
                                     Facsimile No.:  (513) 632-2068





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
                                     SUNTRUST BANK, CENTRAL FLORIDA,
                                          NATIONAL ASSOCIATION


                                     By:___________________________
                                        Name:
                                        Title:

                                     Address:
                                     200 S. Orange Avenue
                                     Orlando, FL  32801
                                     Attention:  Christopher A. Black
                                     Telephone No.:  (407) 237-2467
                                     Facsimile No.:  (407) 237-6894

                                     CITIZENS BANK OF WESTERN INDIANA


                                     By:___________________________
                                        Name:  Jay Reynolds
                                        Title:  Vice President

                                     Address:
                                     P.O. Box 1663
                                     Lafayette, IN  47902
                                     Attention:  Jay Reynolds
                                     Telephone No.:  (765) 423-1865
                                     Facsimile No.:  (765) 742-2088





                                      S-6